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Contents

Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-239060, 333-239060-01,
333-239060-02, 333-239060-03, and 333-239060-4

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)

Amcor UK Finance plc 1.125% Senior Notes Due 2027	$562,650,000(1)	99.413%	$559,347,244	$72,604

Amcor plc Guarantee of 1.125% Senior Notes Due 2027(3)	—	—	—	—

Amcor Finance (USA), Inc. Guarantee of 1.125% Senior Notes Due 2027(3)	—	—	—	—

Amcor Pty Ltd Guarantee of 1.125% Senior Notes Due 2027(3)	—	—	—	—

Bemis Company, Inc. Guarantee of 1.125% Senior Notes Due 2027(3)	—	—	—	—

(1)   €500,000,000 aggregate principal amount of the 1.1.25% Senior Notes Due 2027 will be issued. The $562,650,000 amount to be registered is based on the June 12, 2020 euro/U.S. $ rate of exchange of €1.00/U.S.$1.1253.

(2)   Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(3)   Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the 1.125% Senior Notes due 2027.

Prospectus Supplement
(To Prospectus dated June 10, 2020)

Amcor UK Finance plc

€500,000,000 1.125% Senior Notes due 2027

With full and unconditional guarantees as to payment of
principal and interest by each of

Amcor plc
Amcor Finance (USA), Inc.
Amcor Pty Ltd
Bemis Company, Inc.

Amcor UK Finance plc ("Amcor UK") is offering €500,000,000 aggregate principal amount of 1.125% senior notes due 2027 (the "Notes"). The Notes will mature on June 23, 2027. Amcor UK will pay interest on the Notes on each June 23 commencing on June 23, 2021. The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Amcor UK may redeem all of the Notes at any time, and some of the Notes from time to time, at the redemption prices set forth in this prospectus supplement under "Description of the Securities—Optional Redemption." Amcor UK may also redeem all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date if, as a result of certain changes in respect of withholding taxes, it or any of the Guarantors become obligated to pay any Additional Amounts (as defined in this prospectus supplement), as described in this prospectus supplement under "Description of the Securities—Redemption for Changes in Withholding Taxes."

The Notes will be fully and unconditionally guaranteed (the "Guarantees" and, together with the Notes, the "Securities") by each of Amcor plc, Amcor Finance (USA), Inc. ("AFUI"), Amcor Pty Ltd and Bemis Company, Inc. ("Bemis", and collectively, the "Guarantors").

The Notes will be Amcor UK's general unsecured and unsubordinated obligations and will rank equally with each other and with all of Amcor UK's other existing and future unsecured and unsubordinated obligations. The Notes will not have the benefit of all of the covenants applicable to certain of Amcor UK's existing unsecured senior indebtedness. The Notes will be effectively subordinated to any secured indebtedness Amcor UK may have or incur in the future to the extent of the value of the assets securing any such indebtedness. The Notes will be structurally subordinated to the indebtedness and all other obligations of Amcor UK's subsidiaries.

Each Guarantee will be a general unsecured and unsubordinated obligation of the applicable Guarantor, and will rank equally with all of such Guarantor's other existing and future unsecured and unsubordinated obligations. No Guarantee will have the benefit of all of the covenants applicable to certain of the applicable Guarantor's existing unsecured senior debt. Each Guarantee will be effectively subordinated to any secured indebtedness such Guarantor may have or incur in the future to the extent of the value of the assets securing any such indebtedness. Each Guarantee will be structurally subordinated to the indebtedness and all other obligations of such Guarantor's subsidiaries.

Investing in the Securities involves a high degree of risk. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per note	Total

Public offering price(1)	99.413%	€497,065,000
Underwriting discount	0.350%	€1,750,000
Proceeds to us (before expenses)	99.063%	€495,315,000

(1)   Plus accrued interest from June 23, 2020, if settlement occurs after that date.

Interest on the Notes will accrue from June 23, 2020.

Currently there is no public market for the Notes. We intend to apply to list the Notes on the New York Stock Exchange ("NYSE"). The listing application will be subject to approval by the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date of the Notes. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time.

The underwriters expect to deliver the Securities for purchase on or about June 23, 2020, which is the fifth Business Day in London following the date of this prospectus supplement, in book-entry form through the facilities of Clearstream Banking, S.A. ("Clearstream") and Euroclear Bank SA/NV ("Euroclear").

Global Coordinator and Joint Book-Running Manager

J.P. Morgan

Joint Book-Running Managers

BNP PARIBAS	HSBC	MUFG
BofA Securities	Citigroup	Wells Fargo Securities

The date of this prospectus supplement is June 16, 2020.

Contents

Prospectus supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell these Securities is being made in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of the date of the document in which the information appears or such other date referred to in such document. Our business, financial condition, results of operations and prospects may have changed after any of such dates.

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with any free writing prospectus prepared by or on behalf of us or to which we have referred you, the documents incorporated by reference and the additional information described below under the heading "Where You Can Find More Information."

If the description of this offering or the terms of the Securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

In this prospectus supplement, we use the terms "Amcor UK" or the "Issuer" to refer to Amcor UK Finance plc (not including its subsidiaries), and the terms "Amcor," "we," "us" and "our" and similar terms to refer to Amcor plc and its subsidiaries (including Amcor UK), unless the context otherwise requires. We use the term "Guarantors" to refer to Amcor plc, Amcor Finance (USA), Inc., Amcor Pty Ltd and Bemis Company, Inc., the guarantors of the Notes.

Amounts are in United States dollars and euros, as applicable, unless otherwise specified.

Stabilization

IN CONNECTION WITH THE ISSUE OF THE NOTES, J.P. MORGAN SECURITIES PLC IN ITS ROLE AS STABILIZING MANAGER (THE "STABILIZING MANAGER") (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER), FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY

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APPLICABLE LAWS AND DIRECTIVES, OVER-ALLOT AND EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CARRIED OUT IN ACCORDANCE WITH THE APPLICABLE LAWS AND REGULATIONS.

 Notice to prospective investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus and any other document or materials relating to the issue of the Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Securities offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus or any of their contents.

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus is not a prospectus for the purposes of the European Union's Regulation (EU) 2017/1129.

Important—prohibition of sales to EEA and UK retail investors

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA") or in the United Kingdom ("UK"). For these purposes, a retail

S-ii

investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the UK has been prepared, and therefore offering and selling the Securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

MiFID II product governance—professional investors and ECPs only target market

Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

Where you can find more information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 001-38932.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov.

This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

Disclosure regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain certain estimates, predictions, and other "forward-looking statements" within the meaning of

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Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements are generally identified with words like "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "plan," "project," "should," "continue," "outlook," "approximately," "would," "could," or the negative thereof or other similar expressions, or discussion of future goals or aspirations, which are predictions of or indicate future events and trends and which do not relate to historical matters. Such statements are based on information available to us as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance (financial and otherwise), including those of acquired companies, perceived opportunities in the market and statements regarding our strategy and vision.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from those expected include, but are not limited to:

•
the continued financial and operational impacts of the COVID-19 pandemic on us and our customers, suppliers, employees and the geographic markets in which we and our customers operate (see Part II, "Item 1A.—Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for more information about the risks to the Company due to COVID-19);

•
changes in consumer demand patterns and customer requirements in numerous industries;

•
the loss of key customers, a reduction in their production requirements or consolidation among key customers;

•
significant competition in the industries and regions in which we operate;

•
the failure to realize the anticipated benefits of the acquisition of Bemis;

•
the failure to successfully integrate the business and operations of Bemis in the expected time frame;

•
the inability to expand our current business effectively through either organic growth, including by product innovation, or acquisitions;

•
challenges to or the loss of our intellectual property rights;

•
challenging current and future global economic conditions;

•
impacts of operating internationally;

•
price fluctuations or shortages in the availability of raw materials, energy and other inputs which could adversely affect our business;

•
production, supply and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic downturn;

•
a failure in our information technology systems;

S-iv

•
an inability to attract and retain key personnel;

•
costs and liabilities related to current and future environmental and health and safety laws and regulations;

•
labor disputes;

•
the possibility that our financing agreements may need to be renegotiated if the London Interbank Offered Rate ("LIBOR") ceases to exist;

•
foreign exchange rate risk;

•
an increase in interest rates;

•
a downgrade in our credit rating that could increase our borrowing costs and negatively affect our financial condition and results of operations;

•
a failure to hedge effectively against adverse fluctuations in interest rates and foreign exchange rates;

•
a significant write-down of goodwill and/or other intangible assets;

•
the inability to meet the significant demands that have been placed on our financial controls and reporting systems as a result of the acquisition of Bemis, including any inability to remediate our material weaknesses;

•
our need to maintain an effective system of internal control over financial reporting in the future;

•
an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face;

•
litigation or regulatory developments;

•
changing government regulations in environmental, health, and safety matters;

•
our ability to develop and successfully introduce new products and to develop, acquire and retain intellectual property rights; and

•
other risks and factors discussed in our Annual Report on Form 10-K for the year ended June 30, 2019, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

You are cautioned that the foregoing list of factors is not exclusive or exhaustive. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

All forward-looking statements, express or implied, included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

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Summary

This summary highlights certain information about Amcor UK, Amcor plc and the offering of the Securities. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes thereto, before making an investment decision.

Amcor plc

Amcor plc is a global packaging company with total sales of $9.5 billion for the fiscal year ended June 30, 2019. Pro forma for the acquisition of Bemis and certain related divestitures, Amcor plc had total sales of $13 billion in fiscal year 2019. Amcor plc employs approximately 50,000 people across approximately 250 sites in more than 40 countries, and is a leader in developing and producing a broad range of packaging products including flexible packaging and rigid packaging containers, specialty cartons and closures. For the fiscal year ended June 30, 2019, the majority of sales were made to the defensive food, beverage, pharmaceutical, medical device home and personal care, and other consumer goods end markets.

Amcor plc's principal executive offices are located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200.

Amcor UK Finance plc

Amcor UK is a wholly owned subsidiary of Amcor plc. Amcor UK was incorporated in 2001 under the laws of England and Wales. See "About this Prospectus Supplement" and "Where You Can Find More Information."

Amcor UK's principal executive offices are located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200.

Recent developments

On June 12, 2020, consistent with our liquidity plans, Bemis offered and sold $500,000,000 of 2.630% guaranteed senior notes due 2030, and guaranteed by Amcor plc, the Issuer, AFUI and Amcor Pty Ltd. This transaction is expected to close on June 19, 2020.

Offering Summary

The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Securities, please refer to "Description of the Securities" in this prospectus supplement and "Description of Debt Securities and Guarantees" in the accompanying prospectus.

Issuer	Amcor UK Finance plc.
Notes Offered	€500,000,000 aggregate principal amount of 1.125% senior notes due 2027.
Maturity Date	June 23, 2027.
Interest Rate	The Notes will bear interest from and including June 23, 2020 at the rate of 1.125% per annum, payable annually in arrears.
Interest Payment Dates	Interest on the Notes will be payable in arrears on each June 23, commencing on June 23, 2021.
Guarantors	Amcor plc, AFUI, Amcor Pty Ltd and Bemis.
Guarantees	The Notes will be fully and unconditionally guaranteed by each of Amcor plc, AFUI, Amcor Pty Ltd and Bemis.
Currency of Payment
All payments of interest, premium, if any, and principal, including payments made upon any redemption or repurchase of the Notes, will be made in euro; provided that if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used.

In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined in the indenture). Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Ranking of the Securities
The Notes will be unsecured obligations of the Issuer and will rank on a parity basis with all of the Issuer's other unsecured and unsubordinated obligations, and each of the Guarantees will be an unsecured obligation of the applicable Guarantor and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantor except, in each case, indebtedness mandatorily preferred by law.

The Notes will be effectively subordinated to any existing and future secured obligations of the Issuer to the extent of the value of the assets securing any such obligations, and since the Notes are unsecured obligations of the Issuer, in the event of a bankruptcy or insolvency, the Issuer's secured lenders will have a prior secured claim to any collateral securing the obligations owed to them. Each of the Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations, and since each of the Guarantees is an unsecured obligation of the corresponding Guarantor, in the event of bankruptcy or insolvency, each such Guarantor's secured lenders will have a prior secured claim to any collateral securing the obligation owed to them. As of March 31, 2020, the Issuer and the Guarantors had no secured indebtedness outstanding.

The Notes and each of the related Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any subsidiary of Amcor plc (other than Amcor UK) that does not guarantee such Notes (including any subsidiaries that Amcor plc may in the future acquire or establish to the extent they do not guarantee such Notes). Amcor plc, AFUI, Amcor Pty Ltd and Bemis will be the initial Guarantors of the Notes. See "Description of the Securities—Guarantees."

As of March 31, 2019, (i) the Issuer and the Guarantors had $6,400.0 million in aggregate principal amount of total indebtedness, other than intercompany indebtedness (of which none was secured) and (ii) the subsidiaries of Amcor plc, other than Amcor UK, that will not guarantee the Notes (the "non-guarantor subsidiaries"), including joint ventures, had $121.7 million of total indebtedness (of which $63.5 million was secured). For the nine months ended March 31, 2020, the non-guarantor subsidiaries, including joint ventures, represented 93% of Amcor's sales revenue.
Optional Redemption
The Notes may be redeemed at the option of the Issuer at any time, in whole or in part, on not less than 30 nor more than 60 days' notice, (i) in the case of Notes represented by a global note, to and through Euroclear or Clearstream for communication by them to the holders of interests in the Notes to be so redeemed, or (ii) in the case of definitive Notes, by mail to each holder of record of the Notes to be redeemed at its registered address, at a redemption price equal to the greater of (1) the principal amount thereof and (2) a make-whole amount plus, in either case, accrued and unpaid interest to the redemption date, if any; provided that, notwithstanding the foregoing, if the Issuer redeems the Notes on or after the date that is two months prior to the Maturity Date of the Notes, the redemption price for such Notes will equal 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest to the redemption date. See "Description of the Securities—Optional Redemption."

Additional Amounts	In the event that certain taxes are payable in respect of payments on the Securities, the Issuer and applicable Guarantors will, subject to certain exceptions, pay such additional amounts as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the Securities had no such withholding or deduction been required. See "Description of the Securities—Payment of Additional Amounts."
Redemption for Changes in Withholding Taxes
The Notes may be redeemed at the option of the Issuer in whole, but not in part, at the principal amount thereof, plus accrued and unpaid interest to the redemption date, in certain circumstances in which the Issuer or any Guarantor would become obligated to pay additional amounts under the terms of the Notes. See "Description of the Securities—Redemption for Changes in Withholding Taxes."
Covenants
The indenture includes certain requirements that must be met if the Issuer or any Guarantor consolidates with or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person. See "—Certain Covenants—Consolidation, merger and sale of assets" in the accompanying prospectus.
Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes and for the part repayment of commercial paper and bank drawdowns. See "Use of Proceeds."
Listing and Trading
The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the Notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Securities at any time. We cannot provide you with any assurance regarding the liquidity of any trading market for any Notes that develops, the ability of holders of Notes to sell their Notes or the prices at which holders may be able to sell their Notes.
Denomination and Form
The Notes will be represented by global certificates deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. See "Book-Entry, Delivery and Form."

The Notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 above that amount.
Risk Factors	See "Risk Factors" beginning on page S-8 of this prospectus supplement for important information regarding us and an investment in the Securities.
Further Issuances
The Issuer may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes. Such additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding Notes, provided that any additional notes shall be fungible for U.S. federal income tax purposes with the outstanding Notes.
Trustee and Registrar	Deutsche Bank Trust Company Americas
Paying Agent	Deutsche Bank Trust Company Americas
Governing Law	The Securities and the indenture will be governed by the laws of the State of New York.
CUSIP	0234EVAA9
ISIN	XS2193669657
Common Code	219366965

 Selected historical financial data of Amcor plc

The following table sets forth the selected historical consolidated financial and operating data for Amcor plc. The selected consolidated financial and operating data as of and for the years ended June 30, 2019, 2018 and 2017 have been derived from Amcor plc's audited consolidated financial statements and related notes contained in its Current Report on Form 8-K filed with the SEC on March 9, 2020, which is incorporated by reference into this prospectus supplement, except that the balance sheet data as of June 30, 2017 has been derived from financial statements which have not been incorporated by reference in this prospectus supplement. The selected consolidated financial and operating data as of and for the nine months ended March 31, 2020 and 2019 have been derived from Amcor plc's unaudited condensed consolidated financial statements and related notes contained in Amcor plc's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is incorporated by reference into this prospectus supplement, except that the balance sheet data as of March 31, 2019 has been derived from financial statements which have not been incorporated by reference in this prospectus supplement.

Historical results are not necessarily indicative of the results that may be expected for any future period. This selected consolidated financial and operating data should be read in conjunction with Amcor plc's audited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Amcor plc's Annual Report on Form 10-K for the year ended June 30, 2019 and Current Report on Form 8-K filed with the SEC on March 9, 2020 and Amcor plc's unaudited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Amcor plc's Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 2019, December 31, 2019 and March 31, 2020. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

	Historical

	Nine months ended, March 31,		Fiscal year ended June 30,

($ millions)	2020	2019	2019	2018	2017

Selected Consolidated Income Statement Data
Net Sales	$9,324.8	$6,855.3	$9,458.2	$9,319.1	$9,101.0
Net income attributable to Amcor plc	$433.1	$349.6	$430.2	$575.2	$564.0

Selected Consolidated Balance Sheet Data
Cash and cash equivalents	$537.8	$548.7	$601.6	$620.8	$561.5

Total assets	$16,421.0	$8,951.7	$17,165.0	$9,057.5	$9,087.0
Long-term debt less current portion (including capital lease obligations)	$6,208.8	$3,055.7	$5,309.0	$2,690.4	$3,486.4
Total shareholders' equity	$4,802.8	$503.3	$5,674.7	$695.4	$587.6
Other Operating Data
Capital expenditures	$312.7	$250.9	$332.2	$365.0	$379.3
Depreciation and amortization	$468.8	$247.6	$349.7	$352.7	$351.8

Risk factors

You should carefully consider the risks described below, the risks set forth in the accompanying prospectus and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. These risks include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each as filed with the SEC, as such factors may be updated in our periodic filings with the SEC, and include risks that could have a material adverse effect on our financial condition, results of operations or cash flows and which could, in turn, impact our ability to perform our respective obligations under the Securities.

Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. The events discussed in the risk factors below, or the risk factors in the accompanying prospectus or the documents incorporated by reference herein or therein, may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading prices of our securities, including the Securities, could decline and you might lose all or part of your investment.

Risks related to the notes and the guarantee

Because the Issuer and each of the Guarantors conducts its operations through other subsidiaries, your right to receive payments on the Notes and any of the Guarantees is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the Issuer or the applicable Guarantor from their respective subsidiaries.

The Issuer and each of the Guarantors conducts its operations through its subsidiaries. Their principal source of income is dividends and interest on intercompany loans they make to their respective subsidiaries and other intercompany transfers, and their ability to meet their respective financial obligations is dependent on the level of dividends, loan repayments and other intercompany transfers of funds they receive from their subsidiaries. In addition, the ability of the directors of a subsidiary of the Issuer or any of the Guarantors to declare dividends or the amount of dividends they may pay will depend on that subsidiary's operating results and will be subject to applicable laws which may limit such payments. Therefore, your right to receive payments on the Notes and each of the Guarantees is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the Issuer or the applicable Guarantor from their respective subsidiaries.

Your right to receive payment under the Notes will structurally rank behind the creditors of Amcor plc's subsidiaries (other than Amcor UK) that are not guaranteeing the Notes.

The Notes will be guaranteed by Amcor plc, the parent company of Amcor UK, and certain of Amcor plc's subsidiaries. However, a significant majority of Amcor plc's current and future subsidiaries will not guarantee the Notes. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of such subsidiary will be used to satisfy the claims of its creditors. Because those non-guarantor subsidiaries have no direct obligations in respect of the Notes, you will not have a direct claim against any non-guarantor subsidiary and any claims to enforce payment on your Notes (including through Amcor plc's Guarantee of the Notes) will be structurally subordinated to all of the claims of the creditors of those non-guarantor subsidiaries. As of March 31, 2020, the non-guarantor subsidiaries, including joint ventures, had $121.7 million of total indebtedness (of which $63.5 million was secured). For the nine months ended March 31, 2020, the non-guarantor subsidiaries, including joint ventures, represented 93% of Amcor's sales revenue.

Because the Notes and each of the Guarantees are unsecured, your right to receive payment will be effectively subordinated in right of payment to the Issuer's and the applicable Guarantors' secured indebtedness, and thereby may be adversely affected.

The Notes and each of the Guarantees will be unsecured obligations of the Issuer and each Guarantor, respectively, and be effectively subordinated to any of the Issuer's or the applicable Guarantor's secured indebtedness to the extent of the value of the assets that secure such indebtedness. Although the Issuer and the Guarantors did not have any secured indebtedness as of March 31, 2020, they may incur such secured indebtedness in the future. In addition, to the extent that the Issuer or any of the Guarantors have granted, or in the future may grant, security interests over their assets, the secured lenders will be entitled to exercise the remedies available to them under applicable laws. Depending on the relevant circumstances and applicable laws, if the Issuer defaults on the Notes or any of the Guarantors default on its respective Guarantee, or after the bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, then any assets that are secured will be used to satisfy the obligations they secure before such assets are available for payments on the Notes or the applicable Guarantee. There can be no assurance that there will be sufficient assets to pay amounts due on the Notes or each of the Guarantees. As a result, you may receive a lower amount proportionately than the lenders of our secured indebtedness. If there is not enough collateral to satisfy the secured indebtedness owed by the Issuer or any Guarantor then, subject to the provisions of applicable laws, the amounts remaining unpaid on such secured indebtedness would share equally with all unsubordinated unsecured indebtedness of the Issuer or such Guarantor (including amounts owing under the Notes and the applicable Guarantee).

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our (including Amcor UK's) liquidity, results of operations and financial condition may be adversely affected.

Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash flows from operations and our access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

As of March 31, 2020, Amcor plc had five committed credit facilities outstanding: its 364-day $840 million multi-currency credit facility expiring in October 2020, its three-year $750 million multi-currency term loan facility expiring in April 2022, its three-year $750 million multi-

currency credit facility expiring in April 2022, its four-year $1.50 billion multi-currency credit facility expiring in April 2023 and its five-year $1.50 billion multi-currency credit facility expiring in April 2024 (collectively, the "Credit Facilities"). The Credit Facilities are available to fund working capital, growth capital expenditures and refinancing obligations. As of March 31, 2020, we had drawn $3.6 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities) from the Credit Facilities. At March 31, 2020, we were compliant with the financial covenants contained in the Credit Facilities. However, failure to comply with material provisions of our covenants in the Credit Facilities could result in a default under the Credit Facilities, rendering them unavailable to us and causing a material adverse effect on our (including Amcor UK's) liquidity, results of operations and financial condition.

Certain of our financing agreements, including the Credit Facilities, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default. The Securities will not have the benefit of all of these covenants.

The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. For each of the Credit Facilities, the two most significant covenants require us to maintain (i) a ratio of consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for gains or losses that are of an unusual nature or infrequently occurring, certain non-cash gains, charges and expenses, and certain non-recurring acquisition-related fees, charges and expenses to consolidated net interest expense, and (ii) a ratio of consolidated net debt to Adjusted EBITDA. For all of the Credit Facilities, the ratio of Adjusted EBITDA to consolidated net interest expense must be at least 3.50 to 1.00. For all of the Credit Facilities, the ratio of consolidated net debt to Adjusted EBITDA must not exceed 3.75 to 1.00. The indenture governing the Securities does not include any similar covenants. Failure to comply with the covenants contained in the Credit Facilities or any of our other existing indebtedness could result in an event of default under either such facility or our other existing indebtedness that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under the Credit Facilities or any of our other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under the Credit Facilities or any of our other indebtedness, including the Securities, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See "Description of the Securities."

If either the Issuer defaults on the Notes, or any Guarantor defaults on its applicable Guarantee, your right to receive payments on the Notes or the applicable Guarantee, as the case may be, may be adversely affected by United States, United Kingdom, Jersey and Australian insolvency laws.

Amcor UK is incorporated in England and Wales and the Guarantors are incorporated under the laws of Jersey, Australia and the United States and, therefore, insolvency proceedings with respect to the Issuer and the Guarantors could proceed under, and be governed by, among others, Jersey, Australian, United States or English insolvency law, as the case may be, and such proceedings may adversely affect your right to receive payments on the Notes or the applicable Guarantees if the Issuer or any Guarantor defaults on its obligations under the Notes or the Guarantees, respectively. An insolvency proceeding relating to the Issuer or a Guarantor, even if brought in the United States, may involve proceedings in other jurisdictions. The procedural and substantive provisions of insolvency laws of jurisdictions outside of the United States may differ materially from comparable provisions of United States federal bankruptcy law or the insolvency laws of other jurisdictions with which the holders of the Notes may be familiar, and may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar. In particular, the procedures for reorganization (e.g. administration under the Australian Act or under the United Kingdom's Insolvency Act 1986 or analogous procedure under the Companies (Jersey) Law 1991) may be significantly different from Chapter 11 under the United States Bankruptcy Code. The treatment and ranking of holders of the Notes and the Guarantees, of the Issuer's and the Guarantors' other creditors and the shareholders of the Issuer and the applicable Guarantors under Jersey, Australian and United Kingdom insolvency law, as the case may be, may be different than the resulting treatment and ranking if the Issuer or the applicable Guarantors were subject to the bankruptcy laws of the United States or other jurisdictions and it is not possible to predict with any certainty the outcome of insolvency or similar proceedings.

Fraudulent conveyance laws or similar provisions or principles have been enacted or exist for the protection of creditors in a number of jurisdictions, including the United States, Jersey, Australia and the United Kingdom, and Guarantees of the Notes by the applicable Guarantors may be subject to claims that they should be subordinated or avoided in favor of direct or other creditors of such Guarantors. To the extent that the Guarantee of a Guarantor is voided as a fraudulent conveyance, a preference, a transaction at an undervalue or a fraudulent transaction or otherwise held to be unenforceable or capable of being set aside, your claim against that Guarantor could be lost or limited, and you could be required to return payments previously received from that Guarantor. In particular:

Under Jersey law, if a liquidator were to be appointed to Amcor plc (being a Guarantor incorporated under the laws of Jersey), or Amcor plc was declared to be "en désastre," the liquidator or the Viscount of Jersey, as the case may be, has the power to investigate past transactions entered into by Amcor plc and may seek various court orders, including orders to void certain transactions entered into prior to the winding-up of Amcor plc and for the repayment of money. These transactions are generally known as "voidable transactions" or "vulnerable transactions" and include transactions at an undervalue, preferences, extortionate credit transactions or dispositions with the intention of defrauding creditors.

Similarly, under Australian law, if an order to wind-up were to be made against Amcor Pty Ltd (being a Guarantor incorporated under the laws of Australia), and a liquidator were appointed for Amcor Pty Ltd, the liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to void certain transactions entered into prior to the winding up of Amcor Pty Ltd and for the repayment of money. These include transactions entered into within a specified period of the winding up that a court considers uncommercial transactions or transactions entered into when winding up was imminent that had the effect of preferring a creditor or creditors or otherwise defeating, delaying or interfering with the rights of creditors.

Further, in England, if a liquidator or administrator were appointed in respect of the Issuer, the liquidator or administrator would also have the power to investigate past transactions and can apply to the court to reverse or set aside certain transactions, or grant other relief that the court considers appropriate. These transactions include, broadly, transactions entered into for no consideration or at an undervalue and transactions which were intended to prefer one or more creditors over one or more other creditors.

In addition to the matters described above, under the laws of the jurisdictions where the Guarantors are organized, the Guarantees given by those other Guarantors may be set aside, subordinated or otherwise avoided by the application of fraudulent conveyance, financial assistance, bankruptcy, insolvency and administration, statutory management, equitable subordination principles or other similar provisions or principles existing under the laws of the relevant jurisdiction, including as a result of the application of laws in relation to the duties of directors to act in good faith and for proper purposes. In addition, other debts and liabilities of the applicable Guarantors and of the Issuer, such as certain employee entitlements or amounts owed to tax authorities, may rank ahead of claims under the Notes and the Guarantees in the event of administration or insolvency or statutory management or similar proceedings. If one or more of the Guarantees are set aside or otherwise avoided, your claim against the applicable Guarantors giving those Guarantees could be lost or limited and it is possible that you will only have a claim against the Issuer and any remaining Guarantors.

If active trading markets do not develop for the Securities, you may be unable to sell your Securities or to sell your Securities at prices that you deem sufficient.

Prior to this offering, there was no established trading market for the Securities. Although an application will be made to have the Securities listed on the NYSE, we cannot assure you that the Securities will become or remain listed. The listing application is subject to approval by the NYSE. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the Securities at any time. If a trading market does not develop or is not maintained for the Securities, you may find it difficult or impossible to resell the Securities. Further, there can be no assurance as to the liquidity of any market that may develop for the Securities, your ability to sell such Securities or the price at which you will be able to sell the Securities. Future trading prices of the Securities will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Securities and any markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the Securities, the outstanding amount of such Securities and the level, direction and volatility of market interest rates generally.

Service of process, enforcement of judgments and bringing of original actions in the United Kingdom may be difficult.

Amcor UK is incorporated in the United Kingdom and the Guarantors are incorporated under the laws of Jersey, Australia and the United States, with substantially all of their respective properties and assets located outside of, and the majority of their respective directors and executive officers and the experts named in this prospectus not residents of, the United Kingdom. As a result, you may find it difficult to effect service of process within the United Kingdom upon such directors, executive officers or experts so that you may enforce judgments of United Kingdom courts against them in the United Kingdom based on the civil liability provisions of the United Kingdom securities laws. See also "Enforceability of Civil Liabilities" in the accompanying prospectus.

A lowering or withdrawal of the credit ratings assigned to Amcor plc's debt securities by rating agencies may adversely affect the market value of the Notes, increase Amcor plc's future borrowing costs and reduce its access to capital.

Any credit rating assigned to Amcor plc could be lowered or withdrawn entirely by any rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the credit rating, such as adverse changes, so warrant. Real or anticipated changes in Amcor plc's credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes and may be changed at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes.

Any future lowering of Amcor plc's credit ratings likely would make it more difficult or more expensive for it to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount.

Redemption may adversely affect your return on the Notes.

The Notes are redeemable at the Issuer's option on the conditions set out in the section entitled "Description of the Securities—Optional Redemption." The Issuer may elect to redeem the Notes at times when prevailing interest rates are lower than when you invested. Should this occur, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equal to or higher than that applicable to the Notes being redeemed, which would adversely affect your return on the Notes.

The Issuer may not be able to repurchase the Notes upon a change of control.

In certain circumstances following a change of control, the Issuer may be required to offer to repurchase all of the outstanding Notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the Notes will be Amcor plc's available cash or cash generated from the operations of its subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. The Issuer may not be able to repurchase the Notes upon a change of control because it may not have sufficient financial resources to purchase all of the Notes that are tendered following a change of control. A failure by the Issuer to repurchase the Notes upon a change of control could cause a default under the indenture and could lead to a cross default under Amcor plc's other outstanding indebtedness.

An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.

All payments of interest and premium, if any, on and the principal of the Notes and any redemption price for the Notes will be made in euro. An investment in the Notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of the euro against the holder's home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than an investor's home currency. Investors should consult their own financial and legal advisors as to the risks involved in an investment in the Notes.

In a lawsuit for payment on the Securities, an investor may bear currency exchange risk.

The Securities will be governed by New York law. Under New York law, a New York state court rendering a judgment on the Securities would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Securities, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

The Notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

We will pay the principal of and interest on each Note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined in the indenture). Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See "Currency Conversion" and "Description of the Securities—Issuance in Euro." The exchange rate may be materially less favorable than the rate in effect at the time the Notes were issued or as would be determined by applicable law.

Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the Notes and you may lose a significant amount of your investment in the Notes.

Trading in the clearing system is subject to minimum denomination requirements and holders are exposed to the consequences of not holding the minimum denomination.

The terms of the Notes provide that the Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive Notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant global Notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive Notes unless and until such time as its holding satisfies the minimum denomination requirement, and such holder may need to purchase a principal amount of Notes such that its holdings amount to the specified minimum denomination.

Delaware courts have held that a provision similar to the change of control put right that is in the indenture may not be enforceable if it is used to improperly limit the ability of equity owners to effect a change of control.

The Chancery Court of Delaware has held in published opinions that a provision in an indenture requiring a majority of the directors of the issuer be "continuing directors" could breach the fiduciary duties of the directors and be unenforceable if improperly used to prevent shareholders from effecting a change of control of a company. Under the continuing director provision of the indenture, "continuing director" means, as of any date of determination, any member of the board of directors of Amcor plc who (i) was a member of such board of directors on the date of the issuance of the Notes or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

Under the line of Delaware cases noted above, a decision by a board of directors not to approve dissident shareholder nominees as continuing directors and to allow a change of control to occur may be subject to enhanced fiduciary duties typically applied in corporate change of control disputes. If the directors did not properly discharge those fiduciary duties, the change of control put right could be unenforceable by the holders of the Notes. As a result, the ability of the holders of Notes to enforce the continuing director provision in situations in which the provision acted to impede a change of control would be subject to the enhanced judicial scrutiny of the actions by Amcor plc's directors not to approve the director nominees whose election caused the provision to be invoked.

The indenture allows us to undertake certain transactions that may have an adverse impact on the holders of the Notes.

Under the terms of the indenture, we are permitted to undertake certain transactions that may not be favorable to, and may have an adverse impact on, the holders of the Notes. For instance, in certain circumstances we may incur liens securing indebtedness of other creditors without providing equal security to the Notes. Additionally, among other exceptions from the covenant restricting secured indebtedness, we are permitted to incur secured indebtedness in a principal amount of up to 10% of our total tangible assets. As such, certain assets that may be owned by us from to time may be secured in favor of creditors other than holders of the Notes, which would give such creditors priority claims in respect of such assets.

Additionally, the terms of the indenture permit us to incur an unlimited amount of secured indebtedness so long as the Notes share equally in that security. In certain circumstances, such as a leveraged buyout or leveraged recapitalization, this may allow us to incur a substantial amount of secured indebtedness that, even if the Notes have the benefit of the same security, may have an adverse impact on the Notes.

Finally, the terms of the indenture generally permit us to enter into sale and leaseback transactions.

As global notes are held by or on behalf of Euroclear and Clearstream, investors will have to rely on their procedures for transfer, payment and communication with us.

The Notes will be represented by global notes except in certain limited circumstances described herein. The Notes will be deposited with a common depositary for Euroclear and Clearstream. Except in certain limited circumstances described herein, investors will not be entitled to receive definitive notes in exchange for interests in a global note. Euroclear and Clearstream will maintain records of the beneficial interests in the global notes and, while the Notes are in global form, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

While the Notes are represented by global notes, we will discharge our payment obligations under the Notes by making payments to or to the order of a nominee of a common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a global note.

Holders of beneficial interests in the global notes will not have a direct right to vote in respect of the Notes. Instead, such holders will be permitted to act directly only to the extent that they are permitted to do so by the Trustee and are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

 Currency conversion

All payments of interest, premium, if any, and principal, including payments made upon any redemption or repurchase of the Notes, will be made in euro; provided that if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined in the indenture). Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See "Currency Conversion" and "Description of the Securities—Issuance in Euro."

As of June 12, 2020, the euro/U.S. $ exchange rate was €1 to $1.1253, as published by the U.S. Federal Reserve Board.

Investors will be subject to foreign exchange risks as to payments of principal, premium, if any, and interest that may have important economic and tax consequences to them. See "Risk Factors."

 Use of proceeds

The net proceeds to us from this offering after deducting the underwriting discount and estimated offering expenses payable by us are expected to be approximately €494.5 million (or $556.4 million based on an exchange rate of €1 to $1.1253 on June 12, 2020, as published by the U.S. Federal Reserve Board). We intend to use the net proceeds from this offering for general corporate purposes and for the part repayment of commercial paper and bank drawdowns.

Capitalization of Amcor plc

The following table sets forth our capitalization as of March 31, 2020, on an actual basis and on an as adjusted basis to give effect to this offering as if it had occurred on such date. You should read the data set forth in the table below in conjunction with "Summary—Selected Historical Financial Data" and "Use of Proceeds" appearing elsewhere in this prospectus supplement, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended June 30, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	As of March 31, 2020

	Actual	As adjusted

	(millions)
Cash and cash equivalents(1)	$537.8	$537.8

Indebtedness
Current secured borrowings	1.8	1.8
Current unsecured borrowings:
Bank overdrafts	18.1	18.1
Bank loans	293.1	293.1
U.S. Private Placement Notes
Other loans	0.9	0.9
Unamortized discounts and debt issuance costs	(1.1)	(1.1)
Total current borrowings	312.8	312.8
Non-current secured borrowings	61.6	61.6
Non-current unsecured borrowings(7):
Revolving and Term credit facility(2)	1,576.1	1,576.1
Bank loans	4.6	4.6
Euro notes due 2020(3)	110.4	110.4
U.S. Private Placement Notes(5)	277.8	277.8
2.75% Eurobond due 2023(4)(5)	350.7	350.7
4.500% guaranteed senior notes due 2021(5)	411.0	411.0
3.100% guaranteed senior notes due 2026	297.7	297.7
3.625% guaranteed senior notes due 2026	596.2	596.2
4.500% guaranteed senior notes due 2028	495.6	495.6
1.125% Notes offered hereby	—	556.4
Commercial paper USD	941.3	541.3
Commercial paper EUR	1,093.2	936.8
Other loans	1.7	1.7
Interest rate swap adjustment
Unamortized discounts and debt issuance costs	(9.0)	(9.0)
Total non-current borrowings	6,208.8	6,208.8

Total borrowings	6,521.7	6,521.7

Equity
Contributed equity
Reserves
Retained earnings	254.7	254.7
Total equity attributable to owners of Amcor plc	4,739.6	4,739.6
Non-controlling interests	63.2	63.2
Total equity	4,802.8	4,802.8

Total capitalization	$11,324.5	$11,324.5

(1)   Assumes net proceeds of $556.4 million.

(2)   As of March 31, 2020, we had $1.4 billion of available borrowing capacity under our Revolving Credit Facility.

(3)   €100 million of 5.000% Euro Senior Notes due September 2020.

(4)   €300 million of 2.750% Euro Senior Notes due March 2023.

(5)   Measured at fair value.

(6)   All debt balances are presented at an amortized cost basis.

(7)   On June 12, 2020, Bemis offered and sold $500,000,000 of 2.630% guaranteed senior notes due 2030, and guaranteed by Amcor plc, the Issuer, AFUI and Amcor Pty Ltd. This transaction is expected to close on June 19, 2020.

(8)   Amounts associated with this offering have been translated using the exchange rate of €1 to $1.1253, the noon buying rate of the Federal Reserve Bank of New York on June 12, 2020.

Description of the securities

The following description of the particular terms of the Securities offered by this prospectus supplement supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Securities set forth under the caption "Description of Debt Securities and Guarantees" in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

The Issuer will issue €500,000,000 aggregate principal amount of 1.125% senior notes due 2027 (the "Notes") pursuant to an indenture to be dated as of June 23, 2020 among Amcor UK, as issuer, Amcor plc, AFUI, Amcor Pty Ltd and Bemis, as guarantors, and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), as supplemented by an officer's certificate, dated as of June 23, 2020. We refer to the original indenture, as supplemented, as the indenture. The following is a summary of the material provisions of the indenture governing the Securities. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the indenture may be obtained from the Issuer or the Trustee.

The Issuer will issue the Notes in fully registered form in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes will be issued in the form of one or more global note, without coupons, which will be deposited initially with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Any security register for the Notes will not be established or maintained at any time in the United Kingdom or Australia. The Trustee will initially act as paying agent, transfer agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Issuer may change the paying agent, transfer agent and registrar without notice to holders of the Notes, and may change the paying agent upon notice to the Trustee.

General

Unless earlier redeemed in the circumstances set out below, the Notes will mature on June 23, 2027 at a price equal to 100% of their principal amount.

The Notes are initially being offered in the principal amount of €500,000,000.

In any case where the due date for the payment of the principal amount of, or any premium or interest with respect to, the Notes or the date fixed for redemption of the Notes, shall not be a Business Day, then payment of the principal amount, premium, if any, or interest, including any Additional Amounts (as defined below) payable in respect thereto may be made on the next succeeding Business Day with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

The Notes will not be entitled to the benefits of any sinking fund. The Notes are subject to defeasance as described under "Description of the Debt Securities and Guarantees—Defeasance and covenant defeasance" in the accompanying prospectus.

Currently there is no public market for the Notes. We intend to file an application to list the Securities on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the Securities on the NYSE is expected to begin within 30 days after the original issue date of the Securities. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Securities at any time. Currently, there is no public market for any series of the Securities.

Interest

The Notes will bear interest from the date of issuance, payable annually on June 23 of each year, beginning June 23, 2021, to the persons in whose names such Notes are registered at the close of business on the date that is (i) in the case of Notes represented by a global note, the clearing system business day (for this purpose, a day on which Clearstream and Euroclear settle payments in euro) immediately preceding the relevant interest payment and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a Business Day) (for the purposes of clauses (i) and (ii), such day, the "Record Date"). Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or June 23, 2020, if no interest has been paid on the applicable Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.

If any interest payment date would otherwise be a day that is not a Business Day, such interest payment date will be postponed to the next date that is a Business Day and no interest will accrue on the amounts payable from and after such interest payment date to the next Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

Issuance in euro

All payments of interest, premium, if any, and principal, including payments made upon any redemption or repurchase of the Notes, will be made in euro; provided that if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in

The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined in the indenture). Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

As of June 12, 2020, the rate published by the Board of Governors of the Federal Reserve System for the euro/U.S. dollar exchange rate was €1 = U.S. $1.1253.

Investors will be subject to foreign exchange risks as to payments of principal, premium, if any, and interest that may have important economic and tax consequences to them. See "Risk Factors" in this prospectus supplement.

Further issues

The indenture provides that the Notes may be issued from time to time without limitation as to aggregate principal amount. Therefore, in the future, the Issuer may, without the consent of the holders of the Notes, create and issue under the indenture additional debt securities having the same terms and conditions as the Notes (except for the issue date and, under certain circumstances, the first date of interest accrual, the first interest payment date and terms relating to restrictions on transfer or registration rights), provided that if such additional debt securities are not fungible with the Notes for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number from the Notes. We refer to any such additional debt securities, as "Additional Notes". Any Additional Notes of a series will form a single series of debt securities with the Notes.

Guarantee

Under the Guarantee, each of Amcor plc, AFUI, Amcor Pty Ltd and Bemis will fully and unconditionally guarantee the due and punctual payment of the principal, interest, premium (if any) and all other amounts due under the indenture and on the Notes when the Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Notes.

The obligations of the Guarantors under the Guarantee will be unconditional, regardless of the enforceability of the Notes, and will not be discharged until all obligations under the Notes and the indenture are satisfied. Holders of the Notes may proceed directly against the Guarantors under the Guarantee if an event of default affecting the Notes occurs without first proceeding against the Issuer.

Additional subsidiary guarantors

Amcor plc has covenanted and agreed under the indenture that it will cause each of its Subsidiaries (other than Amcor UK and any Subsidiary that is already a Guarantor under the indenture) that at any time has outstanding a guarantee with respect to any Specified Indebtedness, or is otherwise an obligor, a co-obligor or jointly liable with the Issuer or any applicable Guarantor with respect to any Specified Indebtedness, to execute and deliver to the

Trustee a supplemental indenture within 30 days of such Subsidiary guaranteeing, or otherwise becoming an obligor, a co-obligor or jointly liable with the Issuer or any applicable Guarantor in respect of, such Specified Indebtedness, pursuant to which such Subsidiary will guarantee the Notes issued under the indenture on the same terms and subject to the same conditions and limitations as set forth in the indenture.

Any supplemental indenture entered into in accordance with the indenture in connection with the provision of a Guarantee by an additional Subsidiary Guarantor may include a limitation on such Subsidiary Guarantee that is required under the law of the jurisdiction in which such Subsidiary is incorporated or organized, provided that such limitation shall also be contained in any other guarantee provided by such Subsidiary in respect of any Specified Indebtedness.

Release of subsidiary guarantors

As more fully described in the indenture, any Subsidiary of Amcor plc that provides a Guarantee in respect of the Notes (a "Subsidiary Guarantor") may be released at any time from its Guarantee without the consent of any holder of the Notes if, at such time, no Default or Event of Default has occurred and is continuing, and either (a) such Subsidiary Guarantor is no longer, or at the time of release will no longer be, a Subsidiary of Amcor plc or (b) such Subsidiary Guarantor shall not have outstanding a guarantee with respect to any Specified Indebtedness or otherwise be an obligor, co-obligor or jointly liable with respect to any Specified Indebtedness (or shall be released with respect to its Guarantee under the indenture simultaneously with its release under guarantees or other obligations with respect to all Specified Indebtedness).

Ranking

The Notes will be unsecured obligations of the Issuer and will rank on a parity basis with all of the Issuer's other unsecured and unsubordinated obligations, and each of the Guarantees will be an unsecured obligation of the applicable Guarantor and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantor except, in each case, indebtedness mandatorily preferred by law.

The Notes will be effectively subordinated to any existing and future secured obligations of the Issuer to the extent of the value of the assets securing any such obligations, and since the Notes are unsecured obligations of the Issuer, in the event of a bankruptcy or insolvency, the Issuer's secured lenders will have a prior secured claim to any collateral securing the obligations owed to them. Each of the Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations, and since each of the Guarantees is an unsecured obligation of the corresponding Guarantor, in the event of bankruptcy or insolvency, each such Guarantor's secured lenders will have a prior secured claim to any collateral securing the obligation owed to them. As of March 31, 2020, the Issuer and the Guarantors had no secured indebtedness outstanding.

The Notes and each of the related Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any subsidiary of Amcor plc (other than Amcor UK) that does not guarantee such Notes (including any subsidiaries that Amcor plc may in the future acquire or establish to the extent they do not guarantee such Notes). Amcor plc, AFUI, Amcor Pty Ltd and Bemis will be the initial Guarantors of the Notes. See "—Guarantees."

As of March 31, 2019, (i) the Issuer and the Guarantors had $6,400.0 million in aggregate principal amount of total indebtedness, other than intercompany indebtedness (of which none was secured) and (ii) the non-guarantor subsidiaries, including joint ventures, had $121.7 million of total indebtedness (of which $63.5 million was secured). For the nine months ended March 31, 2020, the non-guarantor subsidiaries, including joint ventures, represented 93% of Amcor's sales revenue.

Registration of transfer and exchange

General

Subject to the limitations applicable to global notes, the Notes may be presented for exchange for other Notes of any authorized denominations and of a like tenor and aggregate principal amount or for registration of transfer by the holder thereof or his attorney duly authorized in writing and, if so required by the Issuer, the Guarantors or the Trustee, with the form of transfer thereon duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Guarantors or the Registrar (as defined below) duly executed, at the office of the Registrar or at the office of any other transfer agent designated by the Issuer or such Guarantors for such purpose. No service charge will be made for any exchange or registration of transfer of the Notes, but the Issuer or the Guarantors may require payment of a sum by the holder of a Note sufficient to cover any tax or other governmental charge payable in connection therewith.

Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar may decline to accept any request for an exchange or registration of transfer of any Note during the period of 15 days preceding the due date for any payment of interest on, principal of or any other payments on or in respect of the Notes. The Issuer and the Guarantors have appointed the Trustee as Registrar (the "Registrar"). The Issuer and the Guarantors may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there shall at all times be a transfer agent in the Borough of Manhattan, The City of New York.

Payment of additional amounts

All payments of, or in respect of, principal of, and any premium and interest on, the Notes, and all payments pursuant to the Guarantees, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, Australia, the United Kingdom or any other jurisdiction in which the Issuer or the Guarantors becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the Issuer or any Guarantor makes payment on the Notes or any Guarantee (each, a "Relevant Jurisdiction") or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant

Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted. In that event, the Issuer or the Guarantors, as applicable, will pay such additional amounts ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the holder of the Notes of the amounts which would have been payable in respect of such Notes or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)   any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such holder or beneficial owner of the Notes:

  (a)   is or was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or is or was physically present in, the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction or otherwise had some connection with the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Notes or Guarantee;

  (b)   presented such Note or Guarantee for payment in any Relevant Jurisdiction, unless such Note or Guarantee could not have been presented for payment elsewhere;

  (c)    presented such Note or Guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such Note or Guarantee first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such Note or Guarantee for payment on any day within such period of thirty (30) days; or

  (d)   with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a person with a permanent establishment or fixed base in the United States, a "ten percent shareholder" of the Issuer or the Guarantors, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding a Note;

(2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;

(3)   any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium and interest on, the Notes or the Guarantees thereof;

(4)   any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the holder of such Note or, in the case of a global security, the beneficial owner of such Global Note, with a timely request of the Issuer, the Guarantors, the Trustee or any Paying Agent addressed to such holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of an Internal Revenue Service ("IRS") Form W-8BEN, W-8BEN-E, W-8ECI or W-9);

(5)   any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;

(6)   any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the Notes to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as "FATCA") of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or

(7)   any combination of items (1), (2), (3), (4), (5) and (6);

nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such Note or Guarantee to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such Note or Guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the Note or Guarantee.

Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any Notes (or any payments pursuant to the Guarantees thereof), such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture, and any express mention of the payment of Additional Amounts in any provisions of the indenture shall not be construed as excluding Additional Amounts in those provisions of the indenture where such express mention is not made.

Certain other additional amounts may be payable in respect of Notes and Guarantees as a result of certain consolidations or mergers involving, or conveyances, transfer or leases of properties and assets by, the Issuer or the Guarantors. See "Description of Debt Securities and Guarantees—Certain Covenants—Consolidation, merger and sale of assets" in the accompanying prospectus.

Amcor plc's obligations to pay Additional Amounts if and when due will survive the termination of the indenture and the payment of all other amounts in respect of the Notes.

Redemption for changes in withholding taxes

If, as the result of (a) any change in or any amendment to the laws, regulations, published practice or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations, published practice or published tax rulings either generally or in relation to the Notes or the Guarantees, which change or amendment becomes effective on or after the later of (x) the original issue date of the Notes or the Guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of the Issuer or any Guarantor, change in place of payment on the Notes or any Guarantee or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the Issuer or the applicable Guarantors would be required to pay any Additional Amounts pursuant to the indenture or the terms of any Guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the Guarantors, a payment in respect of such interest was required to be made by the applicable Guarantor under the Guarantee thereof on such interest payment date and the applicable Guarantor would be unable, for reasons outside their control, to procure payment by the Issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer or the applicable Guarantor, the Issuer may, at its option, redeem all (but not less than all) of the corresponding Notes, upon not less than 30 nor more than 60 days' written notice as provided in the indenture (i) in the case of Notes represented by a global note, to and through Euroclear or Clearstream for communication by them to the holders of interests in the Notes to be so redeemed, or (ii) in the case of definitive Notes, to each holder of record of the Notes to be redeemed at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that:

(1)   no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the applicable Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the applicable Guarantee thereof then due; and

(2)   at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

Prior to any such redemption, the Issuer, the applicable Guarantor or any Person with whom the Issuer or the applicable Guarantor has consolidated or merged, or to whom the Issuer or the applicable Guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a "Successor Person"), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that the Issuer, the applicable Guarantor or the Successor Person, as the case may be, believes are commercially reasonable.

Optional redemption

The Notes will be redeemable, in whole or in part, at the option of the Issuer at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) as determined by the Quotation Agent (as defined below), the sum of (a) the present value of the principal amount of the Notes to be redeemed and (b) the present value of the remaining scheduled payments of interest thereon (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the Note being redeemed, in each case, discounted to the date of redemption on an annual basis (Actual/Actual ICMA) at the Comparable Government Bond Rate (as defined below) plus 30 basis points (0.300%), plus, in each case, accrued and unpaid interest thereon to the date of redemption; provided, however, notwithstanding the foregoing, if the Issuer redeems any of the Notes on or after the Par Call Date (as defined below), such Notes are redeemable at the Issuer's option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date of such Notes being redeemed to such date of redemption.

The principal amount of any Note remaining outstanding after a redemption in part shall be €100,000 or a higher integral multiple of €1,000. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders of Notes as of the close of business on the relevant record date according to the Notes and the indenture.

"Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us (the "Quotation Agent"), a German government bond whose maturity is closest to the par call date, or if such Quotation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as such Quotation Agent may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

"Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 A.M. (London time) on such Business Day as determined by the Quotation Agent selected by us.

"Par Call Date" means April 23, 2027.

Notice of any redemption will be provided at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed (i) in the case of Notes represented by a global note, to and through Euroclear or Clearstream for communication by them to the holders of interests in the Notes to be so redeemed, or (ii) in the case of definitive Notes, by mail to each holder of record of the Notes to be redeemed at its registered address. Unless the Issuer defaults in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If less than all of the Notes are being redeemed, the Notes for redemption will be selected as follows:

•
if the Notes are held through Euroclear or Clearstream, in compliance with the standard procedures of Euroclear and Clearstream; or

•
if the Notes are not held through any clearing system, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

The Trustee may select for redemption the Notes and portions of the Notes in amounts of €100,000 or integral multiples of €1,000 in excess thereof.

Governing law

The indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning our relationship with the trustee

The Issuer and the Guarantors have commercial deposits and custodial arrangements with Deutsche Bank Trust Company Americas, or "Deutsche Bank," and may have borrowed money from Deutsche Bank or its affiliates in the normal course of business. The Issuer and the Guarantors may enter into similar or other banking relationships with Deutsche Bank or its affiliates in the future in the normal course of business. Deutsche Bank may also act as trustee with respect to other debt securities issued by the Issuer and the Guarantors.

Offers to purchase; open market purchases

Neither the Issuer nor any of the Guarantors is required to make any sinking fund payments or any offers to purchase with respect to the Notes or the Guarantees. The Issuer or the Guarantors may at any time and from time to time purchase Notes in the open market or otherwise.

Certain covenants

Pursuant to the indenture, the Issuer and each of the Guarantors have covenanted and agreed as follows.

Offer to repurchase upon change of control triggering event

The indenture provides that, upon the occurrence of a Change Of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes in accordance with their terms, each holder of the Notes will have the right to require the Issuer to purchase all or a portion of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer's option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, a notice to each holder of the Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all corresponding Notes properly tendered and not withdrawn under its offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another "person" (as such terms is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Limitation on liens

Pursuant to the indenture, for so long as any of the Notes or any of the Guarantees are outstanding, Amcor plc will not, and will not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, "assets") of Amcor plc or such Subsidiary, to secure any Indebtedness, unless the Notes and applicable Guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:

(a)   Liens on assets securing Indebtedness of Amcor plc or such Subsidiary outstanding on the date of the indenture;

(b)   Liens on assets securing Indebtedness owing to Amcor plc or any Subsidiary (other than a Project Subsidiary);

(c)    Liens existing on any asset prior to the acquisition of such asset by Amcor plc or any Subsidiary after the original issue date of the Notes, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset and (iv) such Lien shall be discharged within one year of the date of acquisition of such asset or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;

(d)   Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the original issue date of the Notes that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv) such Lien shall be discharged within one year of the date such Person becomes a Subsidiary (or is so merged or consolidated) or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;

(e)   Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (f) below), provided that (i) such Lien shall secure only such Indebtedness incurred for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after-acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;

(f)    Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness,

(ii) such Lien shall not apply to any other assets of Amcor plc or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to Amcor plc or any Subsidiaries personally or to any other property of Amcor plc or any Subsidiary;

(g)   Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;

(h)   Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;

(i)    any Lien created in favor of co-venturers of Amcor plc or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;

(j)    Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

(k)   Liens arising by operation of law in the ordinary course of business of Amcor plc or any Subsidiary;

(l)    Liens created by Amcor plc or any Subsidiary over a Project Asset of Amcor plc or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by Amcor plc or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of Amcor plc or such Subsidiary;

(m)  Liens arising under any netting or set-off arrangement entered into by Amcor plc or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Amcor plc or any Subsidiary;

(n)   Liens incurred in connection with any extension, renewal, replacement or refunding (together, a "refinancing") of any Lien permitted in clauses (a) through (m) above and any successive refinancings thereof permitted by this clause (n) (each an "Existing Security"), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (c) through (e) above (and any subsequent refinancings thereof permitted by this clause (n)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);

(o)   any Lien arising as a result of a Change in Lease Accounting Standard; and

(p)   other Liens by Amcor plc or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of Amcor plc and any Subsidiary secured by any Liens pursuant to this clause (p) shall not exceed 10% of Total Tangible Assets at such time.

There are no restrictions in the indenture limiting the amount of unsecured Indebtedness that Amcor plc or any of its Subsidiaries may have outstanding at any time.

Consolidation, merger and sale of assets

The indenture provides that for so long as any of the Notes of any series issued thereunder or Guarantees thereunder are outstanding, neither the Issuer nor any applicable Guarantor may consolidate with or merge into any other Person that is not the Issuer or an applicable Guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not the Issuer or an applicable Guarantor, unless:

(1)   any Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or to whom the Issuer or such Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is the Issuer or any other applicable Guarantor or assumes by supplemental indenture the Issuer's or such Guarantor's obligations, as the case may be, on such Notes or such Guarantees, as applicable, and under the indenture (including any obligation to pay any Additional Amounts);

(2)   immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the Issuer or any applicable Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)   any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, the Commonwealth of Australia or the United Kingdom or any state or territory thereof shall expressly agree by a supplemental indenture,

  (a)   to indemnify the holder of each such Note and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such holder or beneficial owner or required to be withheld or deducted from any, payment to such holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease, and

  (b)   that all payments pursuant to such Notes or such Guarantees in respect of the principal of and any premium and interest on such Notes, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts ("Successor Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder or beneficial owner of a Note of such series of the amounts which would have been received pursuant to such Notes or such Guarantees, as the case may be, had no such withholding or deduction been required, subject to the same exceptions as would apply with respect to the payment by the applicable Issuer or the applicable Guarantors of Additional Amounts in respect of such Notes or such Guarantees (substituting the jurisdiction of organization of such Person for any Relevant Jurisdiction) (see "—Payment of Additional Amounts"); and

(4)   certain other conditions are met.

The foregoing provisions would not necessarily afford holders of the Notes protection in the event of highly leveraged or other transactions involving the Issuer or the applicable Guarantors that may adversely affect holders of the Notes.

Fraudulent conveyance or transfer considerations

England and wales

Under English insolvency law, if a company enters administration or goes into liquidation, then the administrator or liquidator, as applicable, has certain powers to, among other things, apply to the court for such order as the court sees fit (including an order to set aside any transaction) to restore the position to what it would have been if the company had not entered into a transaction with any person at an "undervalue" (as described in the UK Insolvency Act 1986) if the transaction was entered into at a time in the period of two years ending with the onset of insolvency. A transaction might be at an "undervalue" if the company makes a gift to or otherwise receives no consideration from another party or receives consideration the value of which (in money or money's worth) is significantly lower than the value of the consideration given by the company. A court generally will not intervene, however, if the company entered into a transaction in good faith and for the purpose of carrying on its business and, at the time it did so, there were reasonable grounds for believing the transaction would benefit the company.

Additionally, if the liquidator or administrator can show that a "preference" was given by a company at a time in the period of six months ending with the onset of insolvency (or two years if the preference is to a connected person), a court can make such order as it see fits to restore the position to what it would have been had the preference not been given (including an order to set aside any transaction). Generally, a company gives a preference to a person if it does anything or suffers anything to be done which has the effect of putting a person who is one of the company's creditors, sureties or guarantors in a position which, in the event of the company's insolvent liquidation, will be better than the position that person would have been in had that thing not been done.

A court will only make an order in respect of a transaction at an undervalue or a preference if, at the time of the relevant transaction or preference, the company was insolvent within the meaning of the UK Insolvency Act 1986 or became insolvent as a consequence of the transaction or preference. Further, a court will not make an order in respect of a preference to a person unless the company was influenced in deciding to give the preference by a desire to improve that person's position in the event of the company's insolvent liquidation than if that thing had not been done, though this desire is presumed where the preference is to a connected person.

In addition, if it can be shown that a transaction entered into by a company was made at an undervalue and was made for the purpose of putting assets beyond the reach, or otherwise prejudicing the interests, of persons who might claim against it, then the court may make such order as it thinks fit for restoring the position to what it would have been had the transaction not been entered into (including an order to set aside any transaction) and for protecting the interests of "victims" of the transaction. Any person who is such a "victim" of the transaction (with the leave of the court), as well as the administrator or liquidator of the company, may assert such a claim. There is no statutory time limit within which a claim must be made, other than relevant limitation periods, and the company need not be insolvent at the time of the transaction or in liquidation or administration.

Australia

Under Australian insolvency laws, a guarantee may not be enforceable against a guarantor if a court were to find, in an insolvency or liquidation proceeding, (a) that the guarantor was insolvent (unable to pay its debts as they become due) at the time it provided its guarantee or was rendered insolvent by virtue of giving such guarantee and (b) upon application of a liquidator, where the winding up has begun within four years of the issuance of such guarantee, that the issuance of such guarantee was an "uncommercial transaction" under the Australian Act, which determination would be based upon a conclusion that a reasonable person in such guarantor's circumstances would not have issued such guarantee after consideration of (i) the benefits, if any, realized by such guarantor of issuing such guarantee, (ii) the detriment to such guarantor of issuing such guarantee, (iii) the respective benefits realized by other parties to the transaction, and (iv) any other fact that a reasonable person would consider relevant in connection with making such determination.

The Issuer believes that the benefits to be realized by the Guarantors upon application of the net proceeds of the offering of the Notes will constitute reasonably equivalent value or fair consideration for the issuance of the Guarantees. In addition, the Issuer believes that at the time of the issuance of the Guarantees, which will occur upon the consummation of the offering of the Notes, the Guarantors will not be insolvent or rendered insolvent thereby. There can be no assurance, however, that a court passing judgment on such questions would reach the same conclusions.

United States

Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required, to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, the Issuer and each Guarantor believes that the Guarantees are being incurred for proper purposes and in good faith and that each Guarantor, after giving effect to its Guarantee of the Notes, will not be insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay those debts as they mature. There can be no assurance, however, that a court passing on such question would reach the same conclusions.

Jersey

Under Article 17 of the Bankruptcy (Désastre) (Jersey) Law 1990, as amended (the "Jersey Bankruptcy Law") and Article 176 of the Companies (Jersey) Law 1991 (the "Jersey Companies Law"), the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared "en désastre") or liquidator (in the case of a creditors' winding up, a procedure which is instigated by shareholders not creditors), set aside a guarantee entered into by a company with any person at an undervalue. There is a five year look back period from the date of commencement of the winding up or declaration of "désastre" during which guarantees are susceptible to examination pursuant to this rule. If the court determines that the transaction was a transaction at an undervalue, the court can make such order as it thinks fit to restore the position to what it would have been in if the transaction had not been entered into. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent unless a beneficiary of the transaction was a connected person or associate of the company, in which case there is a presumption of insolvency and the connected person must demonstrate the Jersey company was not insolvent when it entered the transaction in such proceedings.

Under Article 17A of the Jersey Bankruptcy Law and Article 176A of the Jersey Companies Law, the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared "en désastre") or liquidator (in the case of a creditors' winding up), set aside a preference (including a guarantee) given by the company to any person. There is a 12 month look back period from the date of commencement of the winding up or declaration of "désastre" during which guarantees are susceptible to examination pursuant to this rule.

A guarantee will constitute a preference if it has the effect of putting a creditor of the Jersey company (or a surety or guarantor for any of the company's debts or liabilities) in a better position (in the event of the company going into an insolvent winding up) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the guarantee constituted such a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given. However, for the court to do so, it must be shown that in deciding to give the preference the Jersey company was influenced by a desire to produce the preferential effect. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent at the relevant time and that the company was influenced by a desire to produce the preferential effect, unless the beneficiary of the guarantee was a connected person, in which case there is a presumption that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate in such proceedings that the company was not influenced by such a desire.

In addition to the Jersey statutory provisions referred to above, there are certain principles of Jersey customary law (for example, a Pauline action) under which dispositions of assets with the intention of defeating creditors' claims may be set aside.

Certain definitions

For purposes of this Description of the Securities:

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"Accounts" means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors' reports and, if applicable, auditors' reports) and notes attached to or intended to be read with any such consolidated financial statements.

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"Australian Act" means the Corporations Act 2001 (Cwlth) of Australia.

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"Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, United States or London, United Kingdom are authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

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"Change in Lease Accounting Standard" means, and shall be deemed to have occurred, as of the date of effectiveness of the FASB Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB AAS 16 (Leases).

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"Change of Control" means the occurrence of any one of the following:

  (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Amcor plc and its Subsidiaries taken as a whole to any person (including any "person" as that term is used in Section 13(d)(3) of the Exchange Act) other than to Amcor plc or one of its Subsidiaries;

  (2)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any "person" as that term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of Amcor plc, measured by voting power rather than number of shares;

  (3)   Amcor plc consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Amcor plc, in any such event pursuant to a transaction in which any of the Voting Stock of Amcor plc or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Amcor plc constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

  (4)   the first day on which the majority of the members of the board of directors of Amcor plc cease to be Continuing Directors; or

  (5)   the adoption of a plan relating to the liquidation or dissolution of Amcor plc.

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"Change of Control Trigger Period" means, with respect to any Change of Control, the period commencing upon the earlier of (i) the occurrence of such Change of Control or (ii) 60 days prior to the date of the first public announcement of such Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Change of Control Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies engaged by Amcor plc or Amcor UK has publicly announced that it is considering a possible ratings change).

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Under the indenture, "Change of Control Triggering Event" means with respect to any Change of Control:

  (1)   if there are two Rating Agencies engaged by Amcor plc or Amcor UK providing ratings for the Notes issued under the indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, both Rating Agencies engaged by Amcor plc or Amcor UK cease to rate such Notes Investment Grade during such Change of Control Trigger Period; and

  (2)   if there are three Rating Agencies engaged by Amcor plc or Amcor UK providing a rating for the Notes issued under the indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, two or more Rating Agencies engaged by Amcor plc or Amcor UK cease to rate such Notes Investment Grade during such Change of Control Trigger Period.

If there are not at least two Rating Agencies engaged by Amcor plc or Amcor UK providing a rating for the Notes issued under the indenture on the first day of any Change of Control Trigger Period, a Change of Control Triggering Event shall be deemed to have occurred. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

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"Continuing Director" means, as of any date of determination, any member of the board of directors of Amcor plc who (i) was a member of such board of directors on the date of the issuance of the Notes; or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

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"Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

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"Equity Interests" means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.

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"Finance Lease" means a "finance lease" in accordance with U.S. GAAP under FASB Accounting Standards Codification 840, Leases.

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"Fitch" means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.

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"Group" means Amcor plc and its Subsidiaries taken as a whole.

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"Hedge Agreement" means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Amcor plc or its Subsidiaries shall not be a Hedge Agreement.

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"Indebtedness" means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

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"Investment Grade" means (i) a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); (ii) a rating of BBB-or better by S&P (or its equivalent under any successor rating category of S&P); (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or (iv) in the event of the Notes being rated by a permitted Substitute Rating Agency, the equivalent of either (i), (ii) or (iii) by such Substitute Rating Agency.

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"Lien" means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.

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"Limited Recourse Indebtedness" means Indebtedness incurred by Amcor plc or any Subsidiary to finance the creation or development of a Project or proposed Project of Amcor plc or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:

  (a)   the Person (the "Relevant Person") in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against Amcor plc or such Subsidiary, as applicable, or against the Project Assets of Amcor plc or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of Amcor plc or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and

  (b)   the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, Amcor plc or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against Amcor plc or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, Amcor plc or any Subsidiary, such that the Relevant Person's only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.

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"Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

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"Person" means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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"Project" means any project or development undertaken or proposed to be undertaken by Amcor plc or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.

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"Project Assets" means (a) any asset or property of Amcor plc or any Subsidiary relating to the creation or development of a Project or proposed Project of Amcor plc or such Subsidiary, including any assets or property of Amcor plc or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.

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"Rating Agency" means each of Moody's, S&P, Fitch or any Substitute Rating Agency, but only to the extent such Rating Agency is then-engaged by Amcor plc or Amcor UK to provide a rating for the Notes.

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"S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

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"Specified Indebtedness" means Indebtedness of the applicable Issuer or any applicable Guarantor in an outstanding principal amount of at least $150,000,000 (or its equivalent in the relevant currency of payment) issued under any credit facility, indenture, purchase agreement, credit agreement or similar facility.

•
"Subsidiary" means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of Amcor plc.

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"Substitute Rating Agency" means a "nationally recognized statistical rating organization" within the meaning of the Exchange Act engaged by Amcor plc to provide a rating of the Notes in the event that Moody's, S&P or Fitch, or any other Substitute Rating Agency, has ceased to provide a rating of the Notes for any reason other than as a result of any action or inaction by Amcor plc, and as a result thereof there are no longer two Rating Agencies providing ratings of the Notes.

•
"Total Tangible Assets" means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by Amcor plc from any share capital issuance by Amcor plc consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.

•
"U.S. GAAP" means the generally accepted accounting principles in the United States.

•
"Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Certain tax considerations

U.S. federal income tax considerations

General

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) with respect to an investment in the Notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or taxpayers subject to special treatment under U.S. federal income tax laws (including U.S. Holders whose functional currency is not the U.S. dollar, persons subject to special tax accounting rules and partnerships (including entities treated as partnerships (or other pass-through entities) for U.S. federal income tax purposes)). This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation or any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with certain U.S. federal income tax considerations to a holder that acquires the Notes in the initial offering for cash at their issue price and holds the Notes as capital assets.

This summary is based on the U.S. federal income tax law in effect as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect.

EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

A "U.S. Holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) created or organized (or treated as created or organized) in or under the laws of the United States, any State thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or any other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds a Note, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships holding the Notes should consult their tax advisors concerning the U.S. federal income and other tax consequences of an investment in the Notes.

Change of Control.    Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental, or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. The Issuer intends to take the position that the contingencies on the Notes (for example, a U.S. Holder's right to require the Issuer to purchase the Notes upon a change of control, as described under "Description of the Securities—Certain Covenants—Offer to repurchase upon Change of Control Triggering Event") will not cause the "contingent payment debt instrument" rules of the Treasury regulations to apply. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the Notes, and could also cause any gain from the sale or other disposition of a Note to be treated as ordinary income rather than as capital gain. Beneficial owners of the Notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes. The remainder of this summary assumes that the Notes will not be considered to be contingent payment debt instruments.

Payments of Interest.    Stated interest on the Notes (regardless of whether it is paid in euros or, if euros are not available (as discussed above under "Currency Conversion"), in U.S. dollars) generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on such U.S. Holder's method of tax accounting. Stated interest will be treated as income from sources outside the U.S.

A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of each euro-denominated interest payment on a Note based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars on such date. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received; see "—Transactions in Euros," below).

A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on a Note in euros and translate the amount accrued into U.S. dollars based on:

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the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder's taxable year; or

•
at such U.S. Holder's election, the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period or taxable year.

Such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the Notes.

Disposition of the Notes.    Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a Note (collectively, a "Disposition"), except as noted below with respect to foreign currency exchange gain or loss, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. Holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. Holder's adjusted tax basis in the Note.

Subject to the discussion below regarding Notes that are traded on an established securities market, the adjusted tax basis of a Note to a U.S. Holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase, and the amount realized by a U.S. Holder upon the Disposition of a Note for an amount denominated in euros will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition. If the Notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and a U.S. Holder that uses the accrual method of tax accounting if it so elects, will determine the U.S. dollar value of its adjusted tax basis in the Note and the amount realized on a Disposition of a Note for an amount denominated in euros by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Any capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the Notes exceeds one year on the date of Disposition. Long-term capital gains recognized by non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Such gains or losses will be treated as gains or loss from U.S. sources.

Gain or loss recognized by a U.S. Holder on a Disposition of a Note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. Holder held such Note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the Note is disposed of (or the spot rate on the settlement date, if applicable) and (2) of purchase (or the spot rate on the settlement date, if applicable). The recognition of such foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the Disposition of a Note.

Transactions in Euros.    Euros received as interest on, or on a Disposition of, a Note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest or such proceeds from Disposition are received. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. Holder's adjusted tax basis in such euros. As discussed above, if the Notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the Disposition. A U.S. Holder that purchases a Note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. Holder's adjusted tax basis in such euros and the U.S. dollar fair market value of such Note on the date of purchase.

Any such gain or loss will generally be ordinary income or loss, will not be treated as interest income or expense, and will be treated as gain or loss from U.S. sources. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a Note will generally not result in any exchange gain or loss for a U.S. Holder.

Reportable Transactions.    Treasury Regulations that are intended to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a Disposition of a Note or a foreign currency received in respect of a Note to the extent that such Disposition results in a tax loss in excess of a threshold amount. Prospective investors should consult their tax advisors to determine the tax reporting obligations, if any, with respect to an investment in the Notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

United Kingdom tax considerations

The summary set out below describes certain United Kingdom ("UK") tax matters based on the Issuer's understanding of current law and HM Revenue & Customs ("HMRC") published practice as at the date of this document, both of which are subject to change, possibly with retrospective effect. The summary is intended as a general guide only and is not intended to be, nor should it be construed to be, tax or legal advice.

Comments set out below apply only to persons who are the absolute beneficial owners of Notes, who hold their Notes as an investment and who are resident in (and, in the case of individuals, domiciled in) the UK for tax purposes at all relevant times. Certain comments set out below may not apply to certain classes of person, such as dealers, certain professional investors and persons connected with the Issuer, to whom special rules may apply.

The UK tax treatment of prospective holders of the Notes is dependent on the individual circumstances of each holder and the comments set out below do not purport to describe all of the tax considerations that may be relevant to a prospective holder of the Notes. Prospective holders of the Notes who are in any doubt as to their tax position or who may be subject to tax in any jurisdiction other than the UK should seek independent professional advice.

United Kingdom withholding tax

The Notes will constitute "quoted Eurobonds" provided they are and continue to be listed on a recognised stock exchange (within the meaning of section 1005 of the Income Tax Act 2007 (the "Act") for the purposes of section 987 of the Act). Whilst the Notes are and continue to be quoted Eurobonds, payments of interest on the Notes may be made without withholding or deduction for or on account of UK income tax.

The Notes will be "listed on a recognised stock exchange" for this purpose if they are admitted to trading on an exchange designated as a recognised stock exchange by an order made by the Commissioners for HMRC and they are officially listed, in accordance with provisions corresponding to those generally applicable in European Economic Area states, in a country outside the United Kingdom in which there is a recognised stock exchange. The New York Stock Exchange is currently a recognized stock exchange for these purposes.

If the exemption referred to above does not apply, interest on the Notes may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.) subject to such other relief or exemption as may be available. For example, relief may be available under the terms of an applicable double taxation treaty subject to the making of an application to HMRC for the issuance of a direction to this effect.

The references to "interest" above mean "interest" as understood in UK tax law. The statements above do not take any account of any different definitions of "interest" which may prevail under any other law or which may be created by the terms and conditions of the Notes or any related documentation.

The above description of the UK withholding tax position applies in respect of the Issuer as of the date of this prospectus supplement only and not in respect of any person that may become a successor or assign of the Issuer.

If a Guarantor makes any payments under the guarantees in respect of interest on the Notes (or other amounts due on the Notes) such payments may be subject to UK withholding tax at the basic rate (currently 20%) subject to any available relief under an applicable double taxation treaty or to any other exemption which may apply.

Other United Kingdom tax matters

General

The interest on the Notes may be chargeable to UK tax by direct assessment even if the interest is paid without withholding or deduction. However, the interest will not generally be assessed to UK tax by direct assessment in the hands of a person who is not resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency, in connection with which the interest is received or to which the Notes are attributable. There are certain exceptions for interest received by certain categories of agents.

United Kingdom corporation taxpayers

In general, holders of Notes that are within the charge to United Kingdom corporation tax (including non-resident persons whose Notes are used, held or acquired for the purposes of a trade carried on in the United Kingdom through a permanent establishment) will be charged to tax as income on all returns, profits or gains on, and fluctuations in value of, the Notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment, so long as the accounting treatment is in accordance with generally accepted accounting practice as that term is defined for tax purposes.

Other United Kingdom taxpayers

Holders of Notes who are either individuals or trustees and are resident (and domiciled) for tax purposes in the UK, or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which the Notes are attributable, will generally be liable to UK tax on the amount of any interest received in respect of the Notes.

On a disposal of Notes by a holder of Notes (other than holders subject to UK corporation tax), any interest that has accrued since the last interest payment date may be chargeable to tax as income under the rules of the accrued income scheme as set out in Part 12 of the Act, if that holder is resident in the UK or carries on a trade in the UK through a branch or agency in connection with which the Notes are attributable.

 Book-entry, delivery and form

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. None of the Issuer, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures.

The Notes will initially be represented by one or more fully registered global notes without interest coupons, each of which we refer to as a "global security." Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to the common depository, its successors or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of Clearstream and Euroclear. So long as the nominee of the common depositary is the registered holder and owner of the global notes, such nominee will be considered the sole legal owner and holder of the Notes evidenced by the global notes for all purposes of such Notes. Except as set forth below, as an owner of a beneficial interest in the global notes, you will not be entitled to have the Notes represented by the global notes registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any Notes under the global notes.

The distribution of the Notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book- entry interests in the Notes will receive payments relating to their Notes in euro, except as described above under "Description of the Securities—Issuance in Euro."

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because Clearstream and Euroclear can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in Clearstream's or Euroclear's systems, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor's interest in the Notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Payments on the Notes represented by the global notes will be made to the common depositary or its nominee, as the case may be, as the registered owner thereof. We expect that Clearstream and Euroclear, upon receipt of any payment on the Notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of the common depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of Clearstream and Euroclear and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

  Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

  Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic securities markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the "Euroclear Operator"), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the "Euroclear Terms and Conditions") and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

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transfers of securities and cash within Euroclear;

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withdrawal of securities and cash from Euroclear; and

•
receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

  Clearance and settlement procedures

We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered global form. Notes will be credited to the securities custody accounts of Clearstream Participants and Euroclear Participants on the Business Day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered global form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream Participants or Euroclear Participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among Clearstream Participants and Euroclear Participants. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

  Certificated notes

We will issue certificated notes to each person that Euroclear or Clearstream identifies as the beneficial owner of such Notes represented by a global note upon surrender by Euroclear or Clearstream of the global note if:

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Euroclear or Clearstream notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•
an Event of Default under the indenture has occurred and is continuing, and Euroclear or Clearstream requests the issuance of certificated notes;

•
we would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, which would not be suffered were the notes in definitive form and a certificate to such effect signed by one of our authorized signatories is given to the Trustee; or

•
we determine that such Notes will no longer be represented by a global note.

Thereupon (in the case of the first and second bullet point above) the holder of a global note (acting on behalf of one or more of the accountholders) or the Trustee may give notice to us and (in the case of the third bullet point above) we may give notice to the Trustee and the noteholders, of our intention to exchange a global note for certificated notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of the global note may, or in the case of the third bullet point above, shall surrender it to or to the order of the Trustee or Registrar. In exchange for the global note, we shall deliver, or procure the delivery of, an equal aggregate principal amount of certificated notes, printed in accordance with any applicable legal and stock exchange requirements. On exchange of the global note, we will procure that it is cancelled.

For these purposes, "Exchange Date" means a day specified in the notice requiring exchange falling not less than 90 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the Trustee is located and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream, Luxembourg are located.

A global note that can be exchanged as described in the preceding sentence will be exchanged for certificated notes issued in authorized denominations in registered global form for the same aggregate amount, provided that the denomination of any definitive note may not, at any time, be less than €100,000. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by Euroclear or Clearstream. Such certificated notes shall be registered in such names and in such authorized denominations as Euroclear or Clearstream, as applicable, pursuant to instructions from its participants or indirect participants or otherwise, shall in writing instruct the Trustee.

Neither we nor the Trustee will be liable for any delay by the holder of the relevant global notes identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

Underwriting (conflicts of interest)

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the Issuer and the Guarantors have agreed to sell to the underwriters named below, the following respective principal amounts of the Securities.

Underwriter	Principal amount of the notes

J.P. Morgan Securities plc	€71,429,000
BNP Paribas	€71,429,000
HSBC Bank plc	€71,429,000
MUFG Securities (Europe) N.V.	€71,429,000
Citigroup Global Markets Limited	€71,428,000
Merrill Lynch International	€71,428,000
Wells Fargo Securities International Limited	€71,428,000

Total	€500,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Securities if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the Securities the purchase commitments of non-defaulting underwriters may be increased or the offering of the Securities may be terminated.

The underwriters propose to offer the Securities initially at the applicable public offering price on the cover page of this prospectus supplement. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

We estimate that our out of pocket expenses for this offering will be approximately $970,572.

The Securities are a new issue of securities for which there is currently no established trading market. We intend to apply to list the Securities on the NYSE. We cannot assure you that the Securities of any series will become or remain listed. The listing application is subject to approval by the NYSE. If such listing is obtained, we have no obligation to maintain such listing and we may delist the Securities at any time. We cannot provide you with any assurance regarding the liquidity of any trading market for the Securities of any series that develops, the ability of holders of such Securities to sell their Securities or the prices at which holders may be able to sell their Securities. The underwriters have advised us that they currently intend to make a market in the Securities. The underwriters, however, are not obligated to do so, and any market-making activity with respect to any Securities may be discontinued at any time without notice.

In connection with the issue of the Notes, J.P. Morgan Securities plc in its role as stabilizing manager (the "Stabilizing Manager") for its own account may, to the extent permitted by applicable laws and directives, over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the representatives until the settlement date for the Securities.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of Securities in excess of the principal amount of the Securities the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Securities or preventing or retarding a decline in the market price of the Securities. As a result the price of the Securities may be higher than the price that might otherwise exist in the open market in the absence of any of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

The Notes will be delivered on a "delivery against payment" basis into Euroclear and Clearstream in accordance with the rules and procedures of these clearing systems. We expect the settlement date for the Notes to be five business days in London after the trade date (T+5). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Conflicts of interest; other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A portion of the aggregate net proceeds from the sale of the Notes will be used for general corporate purposes and for the part repayment of commercial paper and bank drawdowns. To the extent any of the underwriters or their affiliates own our commercial paper or are lenders under our revolving credit facility, such party would receive a portion of the aggregate net proceeds from the sale of the Notes. Accordingly, any such underwriter may have a conflict of interest, in that it has an interest in the offering beyond the underwriting discount it receives in connection with the offering and as a result, this offering is being conducted in accordance with FINRA Rule 5121 and any underwriter with a conflict of interest will not sell the Notes to an account over which it exercises discretion.

Selling restrictions

Canada

The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and United Kingdom

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Securities in any Member State of the EEA or the UK (each, a "Relevant State") will only be made to a legal entity which is a qualified investor under the Prospectus Regulation ("Qualified Investors"). Accordingly any person making or intending to make an offer in that Relevant State of Securities which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither the Issuer nor the Joint Book-Running Managers have authorised, nor do they authorise, the making of any offer of Securities other than to Qualified Investors. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors.

All applicable provisions of the FSMA with respect to anything done in relation to the Securities in, from or otherwise involving the United Kingdom must be complied with.

Prohibition of sales to EEA and UK retail investors

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the UK. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

(a)   a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)   a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently no key information document required by the PRIIPs Regulation for offering or selling the Securities or otherwise make them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation

Switzerland

The Securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, or the Securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Securities.

Hong Kong

This prospectus supplement or the accompanying prospectus has not been approved by or registered with the Stock Exchange of Hong Kong Limited, Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in this prospectus supplement or the accompanying prospectus being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notification under Section 309B(1)(c) of the SFA.    The Company has determined that the Securities are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

Neither this prospectus supplement, nor any other prospectus or disclosure document (as defined in the Australian Act) in relation to the Notes or the Guarantees has been, or will be, lodged with, or registered by, Australian Securities and Investments Commission ("ASIC") or the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691) ("ASX") and the Notes may not be offered for issue, sale or purchase nor may application for the issue, sale or purchase of the Securities be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes or Guarantees may be distributed or published in Australia unless, in each case:

(a)   the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Securities or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Australian Act and is not made to a person who is a "retail client" within the meaning of section 761G of the Australian Act;

(b)   the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)    the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives; and

(d)   such action does not require any document to be lodged with ASIC or the ASX.

Italy

The offering of the Securities has not been registered with the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian securities legislation and, accordingly, the Securities should not, save as set out below, be offered or sold in the Republic of Italy in an offer to the public and sales of the Securities in the Republic of Italy should be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

Accordingly, the Securities should not be offered, sold or delivered, and copies of this prospectus supplement and the accompanying prospectus and any other document relating to the Securities should not be distributed, in the Republic of Italy except:

(a)   to "qualified investors", as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the "Decree No. 58") and defined in Article 34-ter, paragraph 1, let. b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended ("Regulation No. 11971") or

(b)   in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any such offer, sale or delivery of the Securities or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to the Securities in the Republic of Italy must be:

(i)    made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993 as amended, Decree No. 58, CONSOB Regulation No. 20307 of February 15, 2018, as amended and any other applicable laws and regulations;

(ii)   in compliance with Article 129 of Legislative Decree No. 385 of September 1, 1993, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on August 25, 2015 (as amended on August 10, 2016); and

(iii)  in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Incorporation of certain documents by reference

The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to "furnish" rather than "file" certain reports and information with the SEC. Any such reports or information which we have indicated as being "furnished" shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed):

•
Annual Report on Form 10-K for the year ended June 30, 2019 filed with the SEC on September 3, 2019;

•
Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019;

•
Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 11, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

•
Definitive Proxy Statement on Schedule 14A filed with the SEC on September 24, 2019;

•
Our Current Reports on Form 8 K filed with the SEC on July 26, 2019, November 8, 2019, March 9, 2020 and March 23, 2020;

•
The section captioned "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations" in Bemis's Annual Report on Form 10-K for the year ended December 31, 2018 (the "Bemis 10-K");

•
The section captioned Item 8—Financial Statements and Supplementary Data" in the Bemis 10-K;

•
The section captioned "(b) Management's Report on Internal Control Over Financial Reporting" under "Item 9A—Controls and Procedures" in the Bemis 10-K;

•
The financial statement schedule appearing in the section captioned "Schedule II—Valuation and Qualifying Accounts and Reserves" in the Bemis 10-K; and

•
The section captioned "Item 1. Financial Statements" in Bemis's Quarterly Report on Form 10-Q for the fiscal quarter March 31, 2019.

You may request a copy of any filing referred to above (including any exhibits that are specifically incorporated by reference), at no cost, by contacting Amcor at the following address or telephone number:

Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom
+44 117 9753200

Legal matters

The validity of the Securities will be passed upon for us by Sidley Austin, Sydney, Australia, as to certain matters of New York law, Armstrong Teasdale, as to certain matters of Missouri law, Ogier (Jersey) LLP, as to certain matters of Jersey law, Gilbert + Tobin, Sydney, Australia, as to certain matters of Australian law, and Sidley Austin LLP, London, United Kingdom, as to certain matters of English law. The validity of the Securities will be passed upon for the underwriters by Sullivan & Cromwell, Sydney, Australia, as to certain matters of New York law.

Experts

The consolidated financial statements of Amcor plc as of June 30, 2019 and for the year ended June 30, 2019 incorporated in this prospectus by reference to Amcor plc's Current Report on Form 8-K filed on March 9, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Amcor plc (formerly known as Amcor Limited) as of June 30, 2018 and for each of the two years in the period ended June 30, 2018 incorporated in this prospectus by reference to Amcor plc's Current Report on Form 8-K filed on March 9, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Bemis Company, Inc. incorporated in this prospectus by reference to Bemis Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Amcor plc

Debt Securities
Guarantees

Amcor Finance (USA), Inc.

Debt Securities
Guarantees

Amcor (UK) Finance PLC

Debt Securities
Guarantees

Amcor Pty Ltd

Debt Securities
Guarantees

Bemis Company, Inc.

Debt Securities
Guarantees

           Amcor plc may from time to time offer and sell any of the securities identified above, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of those securities. One or more of our subsidiaries, Amcor Finance (USA), Inc. ("AFUI"), Amcor UK Finance plc ("Amcor UK"), Amcor Pty Ltd ("Amcor Pty Ltd") and Bemis Company, Inc. ("Bemis"), also may from time to time offer and sell debt securities in one or more series. One or more of AFUI, Amcor UK, Amcor Pty Ltd and Bemis may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor plc issues. One or more of Amcor plc, Amcor UK, Amcor Pty Ltd and Bemis may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities AFUI issues. One or more of Amcor plc, AFUI, Amcor Pty Ltd and Bemis may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor UK issues. One or more of Amcor plc, AFUI, Amcor UK and Bemis may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor Pty Ltd issues. One or more of Amcor plc, AFUI, Amcor UK and Amcor Pty Ltd may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Bemis issues.

           The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

           Each time Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis offers and sells securities, the applicable issuer and/or guarantor(s) will, as applicable, provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and specific terms of the securities. A prospectus supplement for any offering may also add, update, change or supersede information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement.

           INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS, ANY RISK FACTORS SET FORTH IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT.

           The address for the principal executive office of Amcor plc and Amcor UK is 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200. The address for AFUI's principal executive office is 2801 SW 149th Avenue, Suite 350, Miramar, Florida 33027, United States of America, and the telephone number of AFUI's principal executive office is +1 954 499 4800. The address for Amcor Pty Ltd's principal executive office is Level 11, 60 City Road, Southbank, Victoria 3006, Australia and the telephone number of Amcor Pty Ltd's principal executive office is +61 3 9226 9000. The address for Bemis's principal executive office is 2301 Industrial Drive, Neenah, Wisconsin 54956, United States of America, and the telephone number of Bemis's principal executive office is +1 920 527 5500.

           Amcor plc's ordinary shares are listed on the New York Stock Exchange under the symbol "AMCR."

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2020.

ENFORCEABILITY OF CIVIL LIABILITIES

        Amcor plc is a company organized under the laws of the Bailiwick of Jersey. AFUI is a corporation formed in the United States under Delaware law. Amcor UK is a company incorporated under the laws of England and Wales. Amcor Pty Ltd is an entity organized under the laws of the Commonwealth of Australia. Bemis is a corporation formed in the United States under Missouri law. While directors and officers of Bemis are primarily resident in the United States and the directors and officers of AFUI are primarily resident in the United States and Switzerland, most of the directors and officers of Amcor plc, Amcor Pty Ltd and Amcor UK (the "Non-U.S. Registrants") reside outside the United States, principally in Australia, the United Kingdom and Switzerland. A substantial portion of the assets of the Non-U.S. Registrants, and the assets of the directors and officers of the Non-U.S. Registrants are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon the Non-U.S. Registrants or associated persons in a manner so as to allow enforcement of judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In addition, there are doubts as to the enforceability in Australia, Jersey or England and Wales in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based on United States federal securities laws. Also, judgments of United States courts (whether or not such judgments relate to United States federal securities laws) are not automatically enforceable in Australia, Jersey or England and Wales and will require a further judgment from the local court. Such judgments may or will not be enforceable in Australia, Jersey or England and Wales in certain other circumstances, including, among others, where the relevant proceedings were not commenced within the relevant limitation period, where such judgments are contrary to local public policy, statute, rules of natural justice or general principles of fairness or are obtained by fraud, are obtained in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend, are not for a fixed or readily ascertainable sum, are for an interim remedy (such as an injunction), are not between identical parties and in the same interest, are rendered by a court that did not have jurisdiction according to the private international law rules of the local court, are subject to appeal, dismissal, reversal, setting aside or stay of execution in the court which gave the judgment or otherwise not final and conclusive before that court, involve multiple or punitive damages, are in respect of taxes or any revenue law (including for any fiscal penalty) or fine or other penalty or foreign governmental interests or where there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment.

        Each of (i) the Indentures (as defined herein), (ii) the debt securities and (iii) the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Each of the issuers and guarantors, as applicable, has appointed CT Corporation as its authorized agent upon which process may be served in any action or proceeding arising out of or based upon the Indentures, the debt securities or the guarantees that may be instituted in any United States federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, and has irrevocably submitted to the non-exclusive jurisdiction of such courts in any such action or proceeding.

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, using an automatic "shelf" registration process. By using a shelf registration statement, Amcor plc may, from time to time, offer any combination of debt securities or guarantees described in this prospectus in one or more offerings; and our subsidiaries, AFUI, Amcor UK, Amcor Pty Ltd and Bemis, may, from time to time, offer any combination of debt securities and guarantees described in this prospectus in one or more offerings. In this prospectus we refer to the debt securities and guarantees offered by Amcor plc, and the debt securities and guarantees offered by AFUI, Amcor UK, Amcor Pty Ltd and Bemis, collectively as the "securities." This prospectus provides you with a general description of the securities Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis may offer. Each time Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis offers and sells securities, the applicable issuer and/or guarantor(s) will, as applicable, provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and specific terms of the securities. The applicable issuer and/or guarantor(s) may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in this prospectus under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement. None of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document or such other date as is specified with respect to such information in such document. Our, AFUI's, Amcor UK's, Amcor Pty Ltd or Bemis's business, financial condition and results of operations may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

        This prospectus is not intended to be and is not a prospectus for purposes of Regulation (EU) 2017/1129.

        None of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis or to

which we have referred you. None of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. None of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd and Bemis each believes these sources are reliable, none of them guarantees the accuracy or completeness of this information or has independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

        When we refer to "Amcor," "we," "our," "us" and the "Company" in this prospectus, we mean Amcor plc, and its subsidiaries, unless otherwise specified. When we refer to "Amcor plc," we mean Amcor plc without reference to its subsidiaries. When we refer to "AFUI," we mean Amcor Finance (USA), Inc., our wholly owned subsidiary. When we refer to "Amcor UK," we mean Amcor UK Finance plc, our wholly owned subsidiary. When we refer to "Amcor Pty Ltd," we mean Amcor Pty Ltd, our wholly owned subsidiary. When we refer to "Bemis," we mean Bemis Company, Inc., our wholly owned subsidiary. When we refer to "you," we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

        Amcor plc is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with these requirements, Amcor plc files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. That Internet site is http://www.sec.gov. The reports and other documents that Amcor plc files with the SEC can also be accessed through the Investor Relations section of our Internet website at http://www.amcor.com/investors/financial-information/sec-filings. We have not incorporated by reference into this prospectus the information on, or linked from, Amcor's website, and you should not consider it to be a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.

        Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

 INCORPORATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

        This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

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  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

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  The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 24, 2019.

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  Our Quarterly Reports on Form 10-Q for the quarters ended September 30, December 31, 2019 and March 31, 2020.

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  Our Current Reports on Form 8-K filed with the SEC on July 26, 2019, November 8, 2019, March 9, 2020 and March 23, 2020.

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  The section captioned "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations" in Bemis's Annual Report on Form 10-K for the year ended December 31, 2018 (the "Bemis 10-K").

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  The section captioned "Item 8—Financial Statements and Supplementary Data" in the Bemis 10-K.

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  The section captioned "(b) Management's Report on Internal Control Over Financial Reporting" under "Item 9A—Controls and Procedures" in the Bemis 10-K.

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  The financial statement schedule appearing in the section captioned "Schedule II—Valuation and Qualifying Accounts and Reserves" in the Bemis 10-K.

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  The section captioned "Item 1. Financial Statements" in Bemis's Quarterly Report on Form 10-Q for the fiscal quarter March 31, 2019.

        All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        Amcor plc will provide, without charge, to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents (or, as may be applicable, portions of the documents) referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to:

Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom
+44 117 9753200

 INFORMATION CONCERNING FORWARD LOOKING STATEMENTS

        This prospectus, any prospectus supplements, the documents incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement and other written or oral statements made from time to time by us contain certain estimates, predictions, and other "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are generally identified with words like "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "plan," "project," "should," "continue," "outlook," "approximately," "would," "could," or the negative thereof or other similar expressions, or discussion of future goals or aspirations, which are predictions of or indicate future events and trends and which do not relate to historical matters. Such statements are based on information available to us as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance (financial and otherwise), including those of acquired companies, perceived opportunities in the market and statements regarding our strategy and vision.

        Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from those expected include, but are not limited to:

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  the continued financial and operational impacts of the COVID-19 pandemic on us and our customers, suppliers, employees and the geographic markets in which we and our customers operate (see Part II, "Item 1A.—Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for more information about the risks to the Company due to COVID-19);

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  changes in consumer demand patterns and customer requirements in numerous industries;

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  the loss of key customers, a reduction in their production requirements or consolidation among key customers;

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  significant competition in the industries and regions in which we operate;

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  the failure to realize the anticipated benefits of the acquisition of Bemis;

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  the failure to successfully integrate the business and operations of Bemis in the expected time frame;

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  the inability to expand our current business effectively through either organic growth, including by product innovation, or acquisitions;

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  challenges to or the loss of our intellectual property rights;

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  challenging current and future global economic conditions;

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  impacts of operating internationally;

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  price fluctuations or shortages in the availability of raw materials, energy and other inputs which could adversely affect our business;

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  production, supply and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic downturn;

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  a failure in our information technology systems;

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  an inability to attract and retain key personnel;

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  costs and liabilities related to current and future environmental and health and safety laws and regulations;

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  labor disputes;

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  the possibility that our financing agreements may need to be renegotiated if the London Interbank Offered Rate ("LIBOR") ceases to exist;

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  foreign exchange rate risk;

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  an increase in interest rates;

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  a downgrade in our credit rating that could increase our borrowing costs and negatively affect our financial condition and results of operations;

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  a failure to hedge effectively against adverse fluctuations in interest rates and foreign exchange rates;

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  a significant write-down of goodwill and/or other intangible assets;

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  the inability to meet the significant demands that have been placed on our financial controls and reporting systems as a result of the acquisition of Bemis, including any inability to remediate our material weaknesses;

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  our need to maintain an effective system of internal control over financial reporting in the future;

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  an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face;

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  litigation or regulatory developments;

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  changing government regulations in environmental, health, and safety matters;

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  our ability to develop and successfully introduce new products and to develop, acquire and retain intellectual property rights; and

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  other risks and factors discussed in our Annual Report on Form 10-K for the year ended June 30, 2019, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

        You are cautioned that the foregoing list of factors is not exclusive. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

        All forward-looking statements, express or implied, included in this prospectus and the documents we incorporate by reference and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 THE COMPANY

        Amcor plc was incorporated on July 31, 2018 under the name "Arctic Jersey Limited" as a limited company under the laws of the Bailiwick of Jersey, in order to effect the acquisition of Bemis (the "Bemis Acquisition"), a global manufacturer of flexible packaging products, by Amcor Pty Ltd (then known as Amcor Limited). On October 10, 2018, Arctic Jersey Limited was renamed "Amcor plc" and became a public limited company incorporated under the Laws of the Bailiwick of Jersey. Upon incorporation and until the completion of the Bemis Acquisition, Amcor plc was a subsidiary of Amcor Pty Ltd.

        On June 11, 2019, the Bemis Acquisition was completed pursuant to the definitive merger agreement (the "Agreement") between Amcor Pty Ltd and Bemis dated August 6, 2018. In accordance with the terms of the Agreement, Bemis's shareholders received 5.1 shares of Amcor plc for each share of Bemis stock and Amcor Pty Ltd's shareholders received one Amcor plc CHESS Depositary Instrument ("CDI") for each share of Amcor Pty Ltd's stock issued and outstanding and Bemis and Amcor Pty Ltd became wholly-owned subsidiaries of Amcor plc. Upon completion of the transaction, Amcor plc's shares were registered with the SEC and traded on the New York Stock Exchange ("NYSE") under the symbol "AMCR" and the CDI's representing Amcor plc's shares on the Australian Securities Exchange ("ASX") are traded under the symbol "AMC." In addition, Amcor Pty Ltd's shares were delisted from the ASX and Bemis's shares were delisted from the NYSE. In order to satisfy certain regulatory approvals in connection with the Bemis Acquisition, the company was required to divest three of Bemis's medical packaging facilities located in the United Kingdom and Ireland ("EC Remedy") and three Amcor medical packaging facilities in the United States ("U.S. Remedy"). The company completed the sale of U.S. Remedy in the fourth quarter of fiscal year 2019 and, on August 8, 2019, the company completed the sale of EC Remedy (together with the sale of U.S. Remedy, the "Remedy Sales").

        Amcor is a global packaging company with total sales of $9.5 billion in fiscal year 2019 (including only 20 days of Bemis's sales from June 11, 2019 to June 30, 2019). Pro forma for the Bemis Acquisition and the Remedy Sales, Amcor had total sales of $13 billion in fiscal year 2019. We employ approximately 50,000 people across approximately 250 sites in more than 40 countries, and are a leader in developing and producing a broad range of packaging products including flexible and rigid packaging, specialty cartons and closures. In fiscal year 2019, the majority of sales were made to the defensive food, beverage, pharmaceutical, medical device home and personal care, and other consumer goods end markets. As a result of the Bemis Acquisition, Amcor gained Bemis's significant positions in consumer packaging in North America and Brazil.

        Amcor has a long history of growth in its core businesses, which has been derived from both organic and acquisition sources. Amcor's inorganic growth through acquisitions has facilitated its expansion into new geographies and industries. In the last ten years, Amcor has completed several acquisitions ranging from small business to larger-scale company acquisitions. The transactions which have had a material impact on Amcor's business portfolio in recent years include the acquisitions of Alcan Packaging in February 2010, Ball Plastics Packaging in August 2010, Alusa in June 2016 and the Bemis Acquisition. In an effort to enhance shareholder value, the company also demerged its Australasia and Packaging Distribution business in December 2013 to enable Amcor to increase its focus and better pursue its growth agenda and strategic priorities.

USE OF PROCEEDS

        Unless we state otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long term and short term debt, such as commercial paper, and the financing of acquisitions. We may invest proceeds that we do not immediately require for the foregoing uses in short term marketable securities.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        In this description, references to "Amcor," the "Company," "we," "us" or "our" refer only to Amcor plc and not to any of our subsidiaries or affiliates, including AFUI, Amcor UK, Amcor Pty Ltd and Bemis. Also, in this section, references to "holders" mean those who own debt securities and the related guarantees registered in their own names, on the books that the appropriate registrar for Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in "street name" or in debt securities and the related guarantees issued in book-entry form and held through one or more depositaries.

        The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that Amcor plc may offer (the "Amcor plc debt securities"), that AFUI may offer (the "AFUI debt securities"), that Amcor UK may offer (the "Amcor UK debt securities"), that Amcor Pty Ltd may offer (the "Amcor Pty Ltd debt securities") or that Bemis may offer (the "Bemis debt securities") pursuant to this prospectus. When Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis offers to sell a particular series of debt securities, the applicable issuer will describe the specific terms of the series in a supplement to this prospectus. The applicable issuer will also indicate in any applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Amcor plc may issue Amcor plc debt securities under either (1) a senior indenture (the "Amcor plc senior indenture") among Amcor plc, as issuer; AFUI, Amcor UK, Amcor Pty Ltd and/or Bemis, as guarantors (the "Amcor plc senior debt guarantors") in respect of certain series of Amcor plc senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Amcor plc senior debt trustee"), or (2) a subordinated indenture (the "Amcor plc subordinated indenture") among Amcor plc, as issuer; AFUI, Amcor UK, Amcor Pty Ltd and/or Bemis, as guarantors (the "Amcor plc subordinated debt guarantors" and, together with the Amcor plc senior debt guarantors, the "Amcor plc debt guarantors") in respect of certain series of Amcor plc subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Amcor plc subordinated debt trustee" and, together with the Amcor plc senior debt trustee, the "Amcor plc trustee"). Any Amcor plc debt securities that we issue under the Amcor plc senior indenture will constitute unsubordinated debt of Amcor plc ("Amcor plc senior debt securities") and will rank senior to any Amcor plc debt securities that Amcor plc issues under the Amcor plc subordinated indenture ("Amcor plc subordinated debt securities"). Any guarantees that one or more of AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the Amcor plc senior debt guarantors, issues under the Amcor plc senior indenture will constitute unsubordinated obligations of AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as applicable (each, an "Amcor plc senior debt guarantee"), and will rank senior to any guarantees that AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the Amcor plc subordinated debt guarantors, issue under the Amcor plc subordinated indenture (each, an "Amcor plc subordinated debt guarantee" and, together with the Amcor plc senior debt guarantees, the "Amcor plc debt guarantees").

        AFUI may issue AFUI debt securities under either (1) a senior indenture (the "AFUI senior indenture") among AFUI, as issuer; Amcor plc, Amcor UK, Amcor Pty Ltd and/or Bemis, as guarantors (the "AFUI senior debt guarantors") in respect of certain series of AFUI senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "AFUI senior debt trustee"), or (2) a subordinated indenture (the "AFUI subordinated indenture") among AFUI, as issuer; Amcor plc, Amcor UK, Amcor Pty Ltd and/or Bemis, as guarantors (the "AFUI subordinated debt guarantors" and, together with the AFUI senior debt guarantors, the "AFUI debt guarantors") in respect of certain series of AFUI subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "AFUI subordinated debt trustee" and, together with the AFUI senior debt trustee, the "AFUI trustee"). Any AFUI debt securities that AFUI issues under the AFUI senior indenture will constitute unsubordinated debt of AFUI ("AFUI senior debt securities") and will rank senior to any AFUI debt securities that AFUI issues under the AFUI subordinated indenture ("AFUI subordinated debt securities"). Any guarantees that one or more of Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the AFUI senior debt guarantors, issues under the AFUI senior indenture will constitute unsubordinated obligations of Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as applicable (each, an "AFUI senior debt guarantee"), and will rank senior to any guarantees that Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the AFUI subordinated debt guarantors, issue under the AFUI subordinated indenture (each, an "AFUI subordinated debt guarantee" and, together with the AFUI senior debt guarantees, the "AFUI debt guarantees").

        Amcor UK may issue Amcor UK debt securities under either (1) a senior indenture (the "Amcor UK senior indenture") among Amcor UK, as issuer; Amcor plc, AFUI, Amcor Pty Ltd and/or Bemis, as guarantors (the "Amcor UK senior debt guarantors") in respect of certain series of Amcor UK senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Amcor UK senior debt trustee"), or (2) a subordinated indenture (the "Amcor UK subordinated indenture") among Amcor UK, as issuer; Amcor plc, AFUI, Amcor Pty Ltd and/or Bemis, as guarantors (the "Amcor UK subordinated debt guarantors" and, together with the Amcor UK senior debt guarantors, the "Amcor UK debt guarantors") in respect of certain series of Amcor UK subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Amcor UK subordinated debt trustee" and, together with the Amcor UK senior debt trustee, the "Amcor UK trustee"). Any Amcor UK debt securities that Amcor UK issues under the Amcor UK senior indenture will constitute unsubordinated debt of Amcor UK ("Amcor UK senior debt securities") and will rank senior to any Amcor UK debt securities that Amcor UK issues under the Amcor UK subordinated indenture ("Amcor UK subordinated debt securities"). Any guarantees that one or more of Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the Amcor UK senior debt guarantors, issues under the Amcor UK senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as applicable (each, an "Amcor UK senior debt guarantee"), and will rank senior to any guarantees that Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the Amcor UK subordinated debt guarantor, issue under the Amcor UK subordinated indenture (each, an "Amcor UK subordinated debt guarantee" and, together with the Amcor UK senior debt guarantees, the "Amcor UK debt guarantees").

        Amcor Pty Ltd may issue Amcor Pty Ltd debt securities under either (1) a senior indenture (the "Amcor Pty Ltd senior indenture") among Amcor Pty Ltd, as issuer; Amcor plc, AFUI, Amcor UK and/or Bemis, as guarantors (the "Amcor Pty Ltd senior debt guarantors") in respect of certain series of Amcor Pty Ltd senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Amcor Pty Ltd senior debt trustee"), or (2) a subordinated indenture (the "Amcor Pty Ltd subordinated indenture") among Amcor Pty Ltd, as issuer; Amcor plc, AFUI, Amcor UK and/or Bemis, as guarantors (the "Amcor Pty Ltd subordinated debt guarantors" and, together with the Amcor Pty Ltd senior debt guarantors, the "Amcor Pty Ltd debt guarantors") in respect of certain series of Amcor Pty Ltd subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Amcor Pty Ltd subordinated debt trustee" and, together with the Amcor Pty Ltd senior debt trustee, the "Amcor Pty Ltd trustee"). Any Amcor Pty Ltd debt securities that Amcor Pty Ltd issues under the Amcor Pty Ltd senior indenture will constitute unsubordinated debt of Amcor Pty Ltd ("Amcor Pty Ltd senior debt securities") and will rank senior to any Amcor Pty Ltd debt securities that Amcor Pty Ltd issues under the Amcor Pty Ltd subordinated indenture ("Amcor Pty Ltd subordinated debt securities"). Any guarantees that one or more of Amcor plc, AFUI, Amcor UK or Bemis, as the Amcor Pty Ltd senior debt guarantors, issues under the Amcor Pty Ltd senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor UK or Bemis, as applicable (each, an "Amcor Pty Ltd senior debt guarantee"), and will rank senior to any guarantees that Amcor plc, AFUI, Amcor UK or Bemis, as the Amcor Pty Ltd subordinated debt guarantors, issue under the Amcor Pty Ltd subordinated indenture (each, an "Amcor Pty Ltd subordinated debt guarantee" and, together with the Amcor Pty Ltd senior debt guarantees, the "Amcor Pty Ltd debt guarantees").

        Bemis may issue Bemis debt securities under either (1) a senior indenture (the "Bemis senior indenture") among Bemis, as issuer; Amcor plc, AFUI, Amcor UK and/or Amcor Pty Ltd, as guarantors (the "Bemis senior debt guarantors") in respect of certain series of Bemis senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Bemis senior debt trustee"), or (2) a subordinated indenture (the "Bemis subordinated indenture") among Bemis, as issuer; Amcor plc, AFUI, Amcor UK and/or Amcor Pty Ltd, as guarantors (the "Bemis subordinated debt guarantors" and, together with the Bemis senior debt guarantors, the "Bemis debt guarantors") in respect of certain series of Bemis subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the "Bemis subordinated debt trustee" and, together with the Bemis senior debt trustee, the "Bemis trustee"). Any Bemis debt securities that Bemis issues under the Bemis senior indenture will constitute unsubordinated debt of Bemis ("Bemis senior debt securities") and will rank senior to any Bemis debt securities that Bemis issues under the Bemis subordinated indenture ("Bemis subordinated debt securities"). Any guarantees that one or more of Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the Bemis senior debt guarantors, issues under the Bemis senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as applicable (each, a "Bemis senior debt guarantee"), and will rank senior to any guarantees that Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the Bemis subordinated debt guarantors, issue under the Bemis subordinated indenture (each, a "Bemis subordinated debt guarantee" and, together with the Bemis senior debt guarantees, the "Bemis debt guarantees").

        In this description:

  •
  the Amcor plc debt securities, AFUI debt securities, Amcor UK debt securities, Amcor Pty Ltd debt securities and Bemis debt securities are sometimes referred to together as the "debt securities";

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  the Amcor plc senior debt securities, AFUI senior debt securities, Amcor UK senior debt securities, Amcor Pty Ltd senior debt securities and Bemis senior debt securities are sometimes referred to together as the "senior debt securities";

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  the Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities and Bemis subordinated debt securities are sometimes referred together as the "subordinated debt securities";

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  the Amcor plc senior indenture, AFUI senior indenture, Amcor UK senior indenture, Amcor Pty Ltd senior indenture and Bemis senior indenture are sometimes referred to together as the "senior indentures";

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  the Amcor plc subordinated indenture, AFUI subordinated indenture, Amcor UK subordinated indenture, Amcor Pty Ltd subordinated indenture and Bemis subordinated indenture are sometimes referred to together as the "subordinated indentures";

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  the senior indentures and the subordinated indentures are sometimes referred to together as the "indentures";

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  the Amcor plc debt guarantees, AFUI debt guarantees, Amcor UK debt guarantees, Amcor Pty Ltd debt guarantees and Bemis debt guarantees are sometimes referred to together as the "guarantees";

  •
  each of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd and Bemis, in each case in its capacity as issuer of debt securities, is sometimes referred to as an "issuer" ;

  •
  each of the Amcor plc debt guarantors, AFUI debt guarantors, Amcor UK debt guarantors, Amcor Pty Ltd debt guarantors and Bemis debt guarantors are sometimes referred to as "guarantors";

  •
  each of the Amcor plc senior debt trustee, the AFUI senior debt trustee, the Amcor UK senior debt trustee, Amcor Pty Ltd senior debt trustee and the Bemis senior debt trustee is sometimes referred to as a "senior debt trustee";

  •
  each of the Amcor plc subordinated debt trustee, the AFUI subordinated debt trustee, the Amcor UK subordinated debt trustee, Amcor Pty Ltd subordinated debt trustee and the Bemis subordinated debt trustee is sometimes referred to as a "subordinated debt trustee"; and

  •
  each of the senior debt trustee and the subordinated debt trustee is sometimes referred to as the "trustee."

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and the board of directors of the applicable issuer (if other than Amcor plc) and set forth or determined in the manner provided in a resolution of our board of directors and the board of directors of the applicable issuer (if other than Amcor plc), in an officers' certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, which we refer to as the "Trust Indenture Act." The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. Further terms of the debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

        An applicable prospectus supplement will specify the issuer, the guarantors, if any, whether the debt securities offered thereby will be senior or subordinated debt and whether the debt securities are to be guaranteed.

General

        The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

        The Amcor plc senior debt securities and any senior debt guarantee of Amcor plc with respect to AFUI senior debt securities, Amcor UK senior debt securities, Amcor Pty Ltd senior debt securities or Bemis senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor plc and will rank equally in right of payment with Amcor plc's other unsecured and unsubordinated obligations. The Amcor plc subordinated debt securities and any subordinated debt guarantee of Amcor plc with respect to AFUI subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities or Bemis subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor plc's senior indebtedness. Because Amcor plc is a holding company, the holders of Amcor plc debt securities and debt guarantees of Amcor plc with respect to AFUI debt securities, Amcor UK debt securities, Amcor Pty Ltd debt securities or Bemis debt securities, as applicable, may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries' creditors and any insurance policyholders (in the case of our insurance subsidiaries) are paid, except to the extent that Amcor plc may have recognized claims against such subsidiaries.

        The AFUI senior debt securities and any senior debt guarantee of AFUI with respect to Amcor plc senior debt securities, Amcor UK senior debt securities, Amcor Pty Ltd senior debt securities or Bemis senior debt securities, as applicable, will be unsecured and unsubordinated obligations of AFUI and will rank equally in right of payment with AFUI's other unsecured and unsubordinated obligations. The AFUI subordinated debt securities and any subordinated debt guarantee of AFUI with respect to Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities or Bemis subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to AFUI's senior indebtedness.

        The Amcor UK senior debt securities and any senior debt guarantee of Amcor UK with respect to Amcor plc senior debt securities, AFUI senior debt securities, Amcor Pty Ltd senior debt securities or Bemis senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor UK and will rank equally in right of payment with Amcor UK's other unsecured and unsubordinated obligations. The Amcor UK subordinated debt securities and any subordinated debt guarantee of Amcor UK with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor Pty Ltd subordinated debt securities or Bemis subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor UK's senior indebtedness.

        The Amcor Pty Ltd senior debt securities and any senior debt guarantee of Amcor Pty Ltd with respect to Amcor plc senior debt securities, AFUI senior debt securities, Amcor UK senior debt securities or Bemis senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor Pty Ltd and will rank equally in right of payment with Amcor Pty Ltd's other unsecured and unsubordinated obligations. The Amcor Pty Ltd subordinated debt securities and any subordinated debt guarantee of Amcor Pty Ltd with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities or Bemis subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor Pty Ltd's senior indebtedness.

        The Bemis senior debt securities and any senior debt guarantee of Bemis with respect to Amcor plc senior debt securities, AFUI senior debt securities, Amcor UK senior debt securities or Amcor Pty Ltd senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Bemis and will rank equally in right of payment with Bemis's other unsecured and unsubordinated obligations. The Bemis subordinated debt securities and any subordinated debt guarantee of Bemis with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities or Amcor Pty Ltd subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Bemis's senior indebtedness.

        An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

  •
  the name of the issuer of those debt securities and, if applicable, the name of any guarantors;

  •
  the title of the debt securities and whether the debt securities and, if applicable, any guarantees will be senior or subordinated;

  •
  the total principal amount of the debt securities;

  •
  whether the issuer will issue the debt securities in global form;

  •
  the maturity date or dates of the debt securities;

  •
  the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

  •
  the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

  •
  whether those debt securities will be guaranteed;

  •
  the place or places where principal of, and any premium or interest on, the debt securities will be paid;

  •
  whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer at its option or at the option of the holders;

  •
  whether there will be a sinking fund;

  •
  if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

  •
  if the debt securities are not subject to defeasance by the issuer;

  •
  any deletions from, modifications of or additions to the events of default applicable to such debt securities;

  •
  whether the Amcor plc debt securities will be exchangeable for or convertible into ordinary shares of Amcor plc or other securities or property and the terms and conditions governing such exchange or conversion;

  •
  whether the AFUI debt securities, Amcor UK debt securities, Amcor Pty Ltd debt securities or Bemis debt securities, as applicable, will be exchangeable for or convertible into other securities or property of the applicable issuer and the terms and conditions governing such exchange or conversion; and

  •
  any other terms of the debt securities being offered.

        If an issuer denominates the purchase price of a series of debt securities in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, any applicable prospectus supplement will describe any special United States federal income tax considerations.

        The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

        Unless otherwise indicated in any applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000.

        The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. Any applicable prospectus supplement will describe any special United States federal income tax considerations applicable to any of those discounted debt securities.

        The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. Any applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

        The indentures do not restrict our, AFUI's, Amcor UK's, Amcor Pty Ltd's or Bemis's ability to incur unsecured indebtedness or, subject to the restrictions described in "—Certain Covenants—Consolidation and Merger," to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our, AFUI's, Amcor UK's, Amcor Pty Ltd's or Bemis's indebtedness, as applicable. Accordingly, unless any applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, any guarantors incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, we, AFUI, Amcor UK, Amcor Pty Ltd or Bemis could become highly leveraged.

Payment and Paying Agents

        Unless specified otherwise in any applicable prospectus supplement, the principal of, and any interest on, the debt securities will be payable by wire transfer for global securities or by check mailed to the address of the person entitled to the payment as it appears in the security register maintained by the trustee in accordance with the applicable indenture. Unless specified otherwise in any applicable prospectus supplement by the applicable issuer, any interest payments will be made to the persons in whose name the debt securities are registered at the close of business on the record date immediately preceding the applicable interest payment date for such debt securities, as specified in any applicable prospectus supplement.

        Unless specified otherwise in any applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as the applicable issuer's sole paying agent for payments with respect to the applicable debt securities. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the applicable issuer will be required to maintain a paying agent in each place of payment for any debt securities, as applicable.

        All moneys paid by the applicable issuer or the applicable guarantors to a paying agent for the payment of the principal or of any premium or interest on any applicable debt securities which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the applicable issuer or the applicable guarantors and the holder of such debt securities thereafter may look only to the applicable issuer or the applicable guarantors for payment thereof.

Payment of Additional Amounts

        All payments of, or in respect of, principal of, and any premium and interest on, debt securities, and all payments pursuant to any guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, Australia, the United Kingdom or any other jurisdiction in which the applicable issuer or the applicable guarantor becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the applicable issuer or any applicable guarantor makes payment on an applicable series of debt securities or any applicable Guarantee (each, a "Relevant Jurisdiction") or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted. In that event, the applicable issuer or the applicable guarantors, as applicable, will pay such additional amounts ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the holder of the applicable debt securities of the amounts which would have been payable in respect of such debt securities or guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

  (1)
  any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such holder or beneficial owner of the applicable debt securities:

  (a)
  was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction or otherwise had some connection with the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such debt securities or guarantee;

  (b)
  presented such debt securities or guarantee for payment in any Relevant Jurisdiction, unless such debt securities or guarantee could not have been presented for payment elsewhere;

  (c)
  presented such debt securities or guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such debt securities or guarantee first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such debt securities or guarantee for payment on any day within such period of thirty (30) days; or

  (d)
  with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a person with a permanent establishment or fixed base in the United States, a "ten percent shareholder" of the applicable issuer or applicable guarantor, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding debt securities);

  (2)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;

  (3)
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium and interest on, the debt securities or the guarantees thereof;

  (4)
  any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the holder of such debt securities or, in the case of a global security, the beneficial owner of such global security, with a timely request of the applicable issuer, the applicable guarantors, the Trustee or any Paying Agent addressed to such holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of an Internal Revenue Service ("IRS") Form W-8BEN, W-8BEN-E, W-8ECI or W-9);

  (5)
  any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;

  (6)
  any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the debt securities to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as "FATCA") of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or

  (7)
  any combination of items (1), (2), (3), (4), (5) and (6);

nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such debt securities or guarantee to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such debt securities or guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the debt securities or guarantee.

        Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any debt securities (or any payments pursuant to the guarantee thereof), such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the applicable indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the applicable indenture, and any express mention of the payment of Additional Amounts in any provisions of the applicable indenture shall not be construed as excluding Additional Amounts in those provisions of such indenture where such express mention is not made.

        Certain other additional amounts may be payable in respect of debt securities and guarantees as a result of certain consolidations or mergers involving, or conveyances, transfer or leases of properties and assets by, the applicable issuer or the applicable guarantors. See "—Certain Covenants—Consolidation, merger and sale of assets."

Redemption for changes in withholding taxes

        If, as the result of (a) any change in or any amendment to the laws, regulations, or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to debt securities or guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of an applicable series of debt securities or guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of an issuer or any guarantor, change in place of payment on an applicable series of debt securities or guarantees or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the applicable issuer or the applicable guarantors would be required to pay any Additional Amounts pursuant to the applicable indenture or the terms of any guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the guarantors, a payment in respect of such interest would be required to be made by the applicable guarantors under the guarantees thereof on such interest payment date and the applicable guarantors would be unable, for reasons outside their control, to procure payment by the applicable issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the applicable issuer or the applicable guarantors, the applicable issuer may, at its option, redeem all (but not less than all) of the corresponding debt securities, upon not less than 30 nor more than 60 days' written notice as provided in the applicable indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that:

  (1)
  no such notice of redemption may be given earlier than 60 days prior to the earliest date on which such issuer or such guarantors would be obligated to pay such Additional Amounts were a payment in respect of the applicable series of debt securities or the applicable guarantees thereof then due; and

  (2)
  at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

        Prior to any such redemption, such issuer, the applicable guarantor or any Person with whom such issuer or the applicable guarantor has consolidated or merged, or to whom such issuer or the applicable guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a "Successor Person"), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that such issuer, the applicable guarantor or the Successor Person, as the case may be, believes are commercially reasonable.

Certain Covenants

        Pursuant to the applicable indenture, the corresponding issuer and guarantors have covenanted and agreed as follows.

Limitation on Liens

        Pursuant to the applicable indenture, for so long as any of the applicable series of Amcor plc debt securities or the applicable guarantees issued by Amcor plc are outstanding, Amcor plc will not, and will not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, "assets") of Amcor plc or such Subsidiary, to secure any Indebtedness, unless the applicable series of debt securities and applicable guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:

  (a)
  Liens on assets securing Indebtedness of Amcor plc or such Subsidiary outstanding on the original issue date of the applicable series of debt securities;

  (b)
  Liens on assets securing Indebtedness owing to Amcor plc or any Subsidiary (other than a Project Subsidiary);

  (c)
  Liens existing on any asset prior to the acquisition of such asset by Amcor plc or any Subsidiary after the original issue date of the applicable series of applicable debt securities, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset and (iv) such Lien shall be discharged within one year of the date of acquisition of such asset or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;

  (d)
  Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the original issue date of the applicable series of debt securities that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv) such Lien shall be discharged within one year of the date such Person becomes a Subsidiary (or is so merged or consolidated) or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;

  (e)
  Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (f) below), provided that (i) such Lien shall secure only such Indebtedness incurred for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after-acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;

  (f)
  Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness, (ii) such Lien shall not apply to any other assets of Amcor plc or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to Amcor plc or any Subsidiaries personally or to any other property of Amcor plc or any Subsidiary;

  (g)
  Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;

  (h)
  Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;

  (i)
  any Lien created in favor of co-venturers of Amcor plc or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;

  (j)
  Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

  (k)
  Liens arising by operation of law in the ordinary course of business of Amcor plc or any Subsidiary;

  (l)
  Liens created by Amcor plc or any Subsidiary over a Project Asset of Amcor plc or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by Amcor plc or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of Amcor plc or such Subsidiary;

  (m)
  Liens arising under any netting or set-off arrangement entered into by Amcor plc or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Amcor plc or any Subsidiary;

  (n)
  Liens incurred in connection with any extension, renewal, replacement or refunding (together, a "refinancing") of any Lien permitted in clauses (a) through (m) above and any successive refinancings thereof permitted by this clause (n) (each an "Existing Security"), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (c) through (e) above (and any subsequent refinancings thereof permitted by this clause (n)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);

  (o)
  any Lien arising as a result of a Change in Lease Accounting Standard; and

  (p)
  other Liens by Amcor plc or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of Amcor plc and any Subsidiary secured by any Liens pursuant to this clause (p) shall not exceed 10% of Total Tangible Assets at such time.

        There are no restrictions in either of the indentures limiting the amount of unsecured Indebtedness that Amcor plc or any of its Subsidiaries may have outstanding at any time.

Consolidation, merger and sale of assets

        Each indenture provides that for so long as any of the debt securities of any series issued thereunder or guarantees thereunder are outstanding, neither the applicable issuer nor any applicable guarantor may consolidate with or merge into any other Person that is not such issuer or an applicable guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not such issuer or an applicable guarantor, unless:

  (1)
  any Person formed by such consolidation or into which such issuer or such guarantor, as the case may be, is merged or to whom such issuer or such guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is such issuer or any other applicable guarantor or assumes by supplemental indenture such issuer's or such guarantor's obligations, as the case may be, on such applicable series of debt securities or such guarantees, as applicable, and under such indenture (including any obligation to pay any Additional Amounts);

  (2)
  immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the applicable issuer or any applicable guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

  (3)
  any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, the Commonwealth of Australia or the United Kingdom or any state or territory thereof shall expressly agree by a supplemental indenture,

  (a)
  to indemnify the holder of each such applicable series of debt securities and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such holder or beneficial owner or required to be withheld or deducted from any, payment to such holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease, and

    (b)
    that all payments pursuant to such applicable series of debt securities or such applicable guarantees in respect of the principal of and any premium and interest on such series of debt securities, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts ("Successor Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder or beneficial owner of debt securities of such series of the amounts which would have been received pursuant to such debt securities or such guarantees, as the case may be, had no such withholding or deduction been required, subject to the same exceptions as would apply with respect to the payment by the applicable issuer or the applicable guarantors of Additional Amounts in respect of such debt securities or such guarantees (substituting the jurisdiction of organization of such Person for any Relevant Jurisdiction) (see "—Payment of Additional Amounts"); and

  (4)
  certain other conditions are met.

        The foregoing provisions would not necessarily afford holders of an applicable series of debt securities protection in the event of highly leveraged or other transactions involving the applicable issuer or the applicable guarantors that may adversely affect holders of such debt securities.

Events of Default

        An "Event of Default" is defined in each indenture, with respect to a series of debt securities, as:

  •
  a default in the payment of any principal of or any premium on any debt securities of such series when due, whether at maturity, upon redemption or otherwise and, provided that if such default is caused solely by technical or administrative error, the continuance of such default for a period of three Business Days;

  •
  a default in the payment of any interest or any Additional Amounts due and payable on any debt securities of such series and the continuance of such default for a period of 30 days;

  •
  a default in the performance or breach of any other covenant, obligation or agreement of the applicable issuer or any applicable guarantor in the applicable indenture with respect to the applicable debt securities of such series or applicable guarantee and the continuance of such default or breach for a period of 60 days, after written notice of such default has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the applicable debt securities of such series outstanding;

  •
  (i) any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) of the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of any event of default or acceleration (however described), (ii) the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) on the due date for payment, (iii) any security given by the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) is enforced or (iv) default is made (after the expiration of any applicable grace period) by the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies), unless such Indebtedness is discharged or an event of default or acceleration related to such Indebtedness is waived or rescinded, as applicable;

  •
  one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (or its equivalent in any other currency or currencies), shall be rendered against the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of 30 consecutive days, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon assets of the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary to enforce such judgment;

  •
  any applicable guarantee is held to be unenforceable or invalid in a judicial proceeding or is claimed in writing by the applicable issuer or any applicable guarantor not to be valid or enforceable, or any applicable guarantee is denied or disaffirmed in writing by the applicable Issuer or any applicable guarantor, except, in each case, as permitted in accordance with the terms of such indenture; and

  •
  certain events of bankruptcy or insolvency with respect to the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary, as more fully set out in such indenture.

        If an Event of Default (other than certain events of bankruptcy or insolvency) with respect to the debt securities of any series occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of such debt securities to be due and payable immediately, by a notice in writing to the applicable issuer with a copy to the applicable guarantors (and to the trustee if given by holders). Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable. If certain Events of Default triggered by certain events of bankruptcy or insolvency occur and are continuing, the principal of, Additional Amounts, if any, and any accrued interest on the applicable series of debt securities then outstanding shall become immediately due and payable; provided, however, that any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment for payment of money has been obtained by the trustee, the holders of a majority in principal amount of such debt securities at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to the debt securities of such series, other than the non-payment of the accelerated principal or interest, have been cured or waived as provided in the applicable indenture and certain other actions have been taken by the applicable issuer or an applicable guarantor.

        The foregoing provision shall be without prejudice to the rights of each individual holder to initiate an action against the applicable issuer or the applicable guarantors for payment of any principal, Additional Amounts, and/or interest past due on any corresponding debt securities, as the case may be.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the applicable holders, unless among other things, such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the applicable series of outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect of the debt securities of such series.

        No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder (in each case to the extent otherwise permitted by applicable law), unless:

  •
  such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request, and such holder or holders have offered indemnity satisfactory to the trustee to institute such proceeding on behalf of the holders; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer.

        Such limitations do not apply, however, to a suit instituted by a holder of debt securities for the enforcement of payment of the principal of or interest on such debt securities on or after the applicable due date specified in such debt securities.

Modification and waiver

        There are three types of changes the applicable issuer can make to the applicable indenture and the corresponding debt securities.

Changes requiring unanimous approval

        First, there are the following changes, which the applicable issuer cannot make to an applicable series of debt securities or the applicable indenture without the specific consent of the holder of each outstanding debt security affected thereby:

  •
  Change the stated maturity of, or any installment of, the principal, premium (if any) or interest on the debt securities of such series or the rate of interest on the debt securities of such series or change the applicable issuer's obligation to pay Additional Amounts on the debt securities of such series, as described above under the section entitled "—Payment of Additional Amounts."

  •
  Change the place or currency of payment on the debt securities of such series.

  •
  Impair the ability of any holder of the debt securities of such series to sue for payment.

  •
  Reduce the amount of principal payable upon acceleration of the maturity of the debt securities of such series following an Event of Default.

  •
  Reduce any amounts due on the debt securities of such series.

  •
  Reduce the aggregate principal amount of the debt securities of such series the consent of the holders of which is needed to modify or amend the applicable indenture.

  •
  Reduce the aggregate principal amount of the debt securities of any series the consent of the holders of which is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults.

  •
  Modify in a way that adversely affects holders any other aspect of the provisions dealing with modification or waiver under the applicable indenture.

  •
  Modify in a way that adversely affects holders the terms and conditions of the applicable guarantors' payment obligations (including with respect to Additional Amounts) under the debt securities of such series.

  •
  Waive a default or an Event of Default in the payment of principal of, or interest or premium, if any, on the debt securities of such series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, and a waiver of the payment default that resulted from such acceleration).

  •
  Subordinate the debt securities of any series or the guarantees thereof to any other obligation of the applicable issuer or any of the applicable guarantors.

  •
  Release any applicable guarantee (other than in accordance with the applicable indenture).

  •
  Change any of the provisions set forth above requiring the consent of the holders of the applicable debt securities.

Changes requiring majority approval

        With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, the applicable issuer and the Trustee may modify the applicable indenture or the debt securities of such series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of modifying in any manner the rights of the holders of such debt securities; provided that the applicable issuer cannot obtain a waiver of a payment default or any change in respect of the applicable indenture or the debt securities of such series listed under "—Changes requiring unanimous approval" without the consent of each holder of applicable debt securities to such waiver or change.

Changes not requiring approval

        The third type of change does not require any vote or consent by holders of an applicable series of debt securities. This type is limited to clarifications and certain other changes as specified in the applicable indenture that would not adversely affect holders of the debt securities of such series in any material respect, including conforming the provisions of any indenture to the disclosure set forth in this prospectus or any applicable prospectus supplement or free writing prospectus.

Further details concerning voting / consenting

        When taking a vote or obtaining a consent, the applicable issuer will use the principal amount that would be due and payable on the voting date, if the maturity of the corresponding debt securities of such series were accelerated to that date because of an Event of Default.

        Debt securities of an applicable series will not be considered outstanding, and therefore not eligible to vote, if the applicable issuer has deposited or set aside in trust for you money for their payment or redemption, or if such debt securities have been cancelled by the trustee or delivered to the trustee for cancellation.

        The applicable issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of debt securities. If the applicable issuer or the Trustee sets a record date for a vote or other action to be taken by holders of the debt securities of any series, that vote or action may be taken only by persons who are holders of such outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that such issuer may specify (or as the Trustee may specify, if it set the record date). The applicable issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

Satisfaction and discharge

        The applicable indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

  (1)
  either:

  (a)
  all debt securities under such indenture that have been authenticated and delivered, except lost, stolen or destroyed debt securities under such indenture that have been replaced or paid and applicable series of debt securities for whose payment money has been deposited in trust and thereafter repaid to the applicable issuer or discharged from such trust, have been delivered to the trustee for cancellation; or

  (b)
  all debt securities under such indenture that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and, in each case the applicable issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in US dollars, not-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the applicable series of debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the maturity date or redemption date, as the case may be;

  (2)
  no default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the applicable issuer is a party or by which the applicable issuer is bound;

  (3)
  the applicable issuer has paid or caused to be paid all sums payable by it under the applicable indenture including all amounts due and payable to the trustee; and

  (4)
  the applicable issuer has delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the applicable series of debt securities at its maturity date or redemption date, as the case may be.

        In addition, the applicable issuer must deliver to the trustee an officers' certificate of one of its responsible officers and an opinion of counsel reasonably acceptable to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance and covenant defeasance

        Each indenture provides that the applicable issuer and the applicable guarantors, at the applicable issuer's or the applicable guarantor(s)'s option with respect to debt securities of a series issued thereunder:

  (1)
  will be deemed to have been discharged from their respective obligations in respect of an applicable series of debt securities (except for certain obligations to register the transfer of or exchange such debt securities, to replace stolen, lost, destroyed or mutilated debt securities of such series upon satisfaction of certain requirements (including, without limitation; providing such security or indemnity as the Trustee, the applicable issuer or the applicable guarantors may require) and except obligations to pay all amounts due and owing to the trustee under the applicable indenture), to maintain paying agents and to hold certain moneys in trust for payment); or

  (2)
  need not comply with certain restrictive covenants of the applicable indenture (including those described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Consolidation, merger and sale of assets"), in each case if the applicable issuer or the applicable guarantors deposit in trust with the trustee (i) money in an amount, (ii) U.S. Government Obligations that through the scheduled payment of principal and interest in respect of the debt securities of such series in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient to pay all the principal of, and any premium and interest (and any Additional Amounts then known) on such debt securities, on the dates such payments are due in accordance with the terms of the applicable indenture and such debt securities.

        In the case of discharge pursuant to clause (1) above, the applicable issuer or the applicable guarantors, as the case may be, is required to deliver to the trustee an opinion of counsel stating that (a) the applicable issuer or the applicable guarantors, as the case may be, has received from, or there has been published by, the IRS, a ruling or (b) since the original issue date of the series of debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the applicable series of debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (1) above and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised. In the case of discharge pursuant to clause (2) above, the applicable issuer or the applicable guarantors, as the case may be, is required to deliver to the Trustee an opinion of counsel stating that the holders of the debt securities of the applicable series will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (2) above and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

  •
  by the applicable depositary to a nominee of the depositary;

  •
  by any nominee to the depositary itself or another nominee; or

  •
  by the depositary or any nominee to a successor depositary or any nominee of the successor.

        An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

        When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have any of the underlying debt securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

  •
  will not be considered the owners or holders under the indenture relating to those debt securities.

        Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

        It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Subordination under the Amcor plc Subordinated Debt Indenture

        The Amcor plc subordinated debt securities and the subordinated debt guarantees of Amcor plc with respect to AFUI subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities and Bemis subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd and Bemis, respectively, to the extent provided in the Amcor plc subordinated debt indenture. None of Amcor plc, as issuer, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as Amcor plc subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor plc subordinated debt securities or any Amcor plc subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor plc, as issuer, or AFUI, Amcor UK, Amcor Pty Ltd and Bemis, as Amcor plc subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, as described above, the holders of Amcor plc subordinated debt securities or the Amcor plc subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be.

        The Amcor plc subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, whether outstanding on the date of the Amcor plc subordinated debt indenture or incurred later, for money borrowed (other than Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities or Bemis subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor plc subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Amcor plc's, AFUI's, Amcor UK's, Amcor Pty Ltd's or Bemis's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

        "Senior indebtedness" does not include:

  •
  any indebtedness of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, which by its terms ranks equal or subordinated to the Amcor plc subordinated debt securities or Amcor plc subordinated debt guarantees in rights of payment or upon liquidation.

        Because of the subordination provisions described above, some of the general creditors of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, may recover proportionately more than holders of the Amcor plc subordinated debt securities or Amcor plc subordinated debt guarantees if the assets of Amcor plc, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor plc subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor plc subordinated debt indenture. See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor plc and any applicable Amcor plc subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor plc subordinated debt securities.

Subordination under the AFUI Subordinated Debt Indenture

        The AFUI subordinated debt securities and the subordinated debt guarantees of AFUI with respect to Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities and Bemis subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd and Bemis, respectively, to the extent provided in the AFUI subordinated debt indenture. None of AFUI, as issuer, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as AFUI subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the AFUI subordinated debt securities or any AFUI subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of AFUI, as issuer, or Amcor plc, Amcor UK, Amcor Pty Ltd and Bemis, as AFUI subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, as described above, the holders of Amcor plc subordinated debt securities or the AFUI subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be.

        The AFUI subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, whether outstanding on the date of the AFUI subordinated debt indenture or incurred later, for money borrowed (other than AFUI subordinated debt securities, Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, Amcor Pty Ltd subordinated debt securities or Bemis subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the AFUI subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of AFUI's, Amcor plc's, Amcor UK's, Amcor Pty Ltd's or Bemis's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

        "Senior indebtedness" does not include:

  •
  any indebtedness of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, to its subsidiaries; or

  •
  any indebtedness of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, which by its terms ranks equal or subordinated to the Amcor plc subordinated debt securities or AFUI subordinated debt guarantees in rights of payment or upon liquidation.

        Because of the subordination provisions described above, some of the general creditors of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, may recover proportionately more than holders of the AFUI subordinated debt securities or AFUI subordinated debt guarantees if the assets of AFUI, Amcor plc, Amcor UK, Amcor Pty Ltd or Bemis, as the case may be, are distributed as a result of insolvency or bankruptcy. The AFUI subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the AFUI subordinated debt indenture. See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of AFUI and any applicable AFUI subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell AFUI subordinated debt securities.

Subordination under the Amcor UK Subordinated Debt Indenture

        The Amcor UK subordinated debt securities and the subordinated debt guarantees of Amcor UK with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor Pty Ltd subordinated debt securities and Bemis subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd and Bemis, respectively, to the extent provided in the Amcor UK subordinated debt indenture. None of Amcor UK, as issuer, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as Amcor UK subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor UK subordinated debt securities or any Amcor UK subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor UK, as issuer, or Amcor plc, AFUI, Amcor Pty Ltd and Bemis, as Amcor UK subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, as described above, the holders of Amcor UK subordinated debt securities or the Amcor UK subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be.

        The Amcor UK subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, whether outstanding on the date of the Amcor UK subordinated debt indenture or incurred later, for money borrowed (other than Amcor UK subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor Pty Ltd subordinated debt securities or Bemis subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor UK subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Amcor UK's, Amcor plc's, AFUI's, Amcor Pty Ltd's or Bemis's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

        "Senior indebtedness" does not include:

  •
  any indebtedness of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, which by its terms ranks equal or subordinated to the Amcor UK subordinated debt securities or Amcor UK subordinated debt guarantees in rights of payment or upon liquidation.

        Because of the subordination provisions described above, some of the general creditors of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, may recover proportionately more than holders of the Amcor UK subordinated debt securities or Amcor UK subordinated debt guarantees if the assets of Amcor UK, Amcor plc, AFUI, Amcor Pty Ltd or Bemis, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor UK subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor UK subordinated debt indenture. See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor UK and any applicable Amcor UK subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor UK subordinated debt securities.

Subordination under the Amcor Pty Ltd Subordinated Debt Indenture

        The Amcor Pty Ltd subordinated debt securities and the subordinated debt guarantees of Amcor Pty Ltd with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities and Bemis subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK and Bemis, respectively, to the extent provided in the Amcor Pty Ltd subordinated debt indenture. None of Amcor Pty Ltd, as issuer, Amcor plc, AFUI, Amcor UK or Bemis, as Amcor plc subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor Pty Ltd subordinated debt securities or any Amcor Pty Ltd subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor Pty Ltd, as issuer, or Amcor plc, AFUI, Amcor UK and Bemis, as Amcor Pty Ltd subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, as described above, the holders of Amcor Pty Ltd subordinated debt securities or the Amcor Pty Ltd subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor Pty Ltd, Amcor plc. AFUI, Amcor UK or Bemis, as the case may be.

        The Amcor Pty Ltd subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, whether outstanding on the date of the Amcor Pty Ltd subordinated debt indenture or incurred later, for money borrowed (other than Amcor Pty Ltd subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities or Bemis subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor Pty Ltd subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Amcor Pty Ltd's, Amcor plc's, AFUI's, Amcor UK's or Bemis's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

        "Senior indebtedness" does not include:

  •
  any indebtedness of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, which by its terms ranks equal or subordinated to the Amcor Pty Ltd subordinated debt securities or Amcor Pty Ltd subordinated debt guarantees in rights of payment or upon liquidation.

        Because of the subordination provisions described above, some of the general creditors of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, may recover proportionately more than holders of the Amcor Pty Ltd subordinated debt securities or Amcor Pty Ltd subordinated debt guarantees if the assets of Amcor Pty Ltd, Amcor plc, AFUI, Amcor UK or Bemis, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor Pty Ltd subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor Pty Ltd subordinated debt indenture. See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor Pty Ltd and any applicable Amcor Pty Ltd subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor Pty Ltd subordinated debt securities.

Subordination under the Bemis Subordinated Debt Indenture

        The Bemis subordinated debt securities and the subordinated debt guarantees of Bemis with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities and Amcor Pty Ltd subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Bemis, Amcor plc, AFUI, Amcor UK and Amcor Pty Ltd, respectively, to the extent provided in the Bemis subordinated debt indenture. None of Bemis, as issuer, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as Bemis subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Bemis subordinated debt securities or any Bemis subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Bemis, as issuer, or Amcor plc, AFUI, Amcor UK and Amcor Pty Ltd, as Bemis subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, as described above, the holders of Bemis subordinated debt securities or the Bemis subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Bemis, Amcor plc. AFUI, Amcor UK or Amcor Pty Ltd, as the case may be.

        The Bemis subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, whether outstanding on the date of the Bemis subordinated debt indenture or incurred later, for money borrowed (other than Bemis subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities or Amcor Pty Ltd subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Bemis subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Bemis's, Amcor plc's, AFUI's, Amcor UK's or Amcor Pty Ltd's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

        "Senior indebtedness" does not include:

  •
  any indebtedness of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, which by its terms ranks equal or subordinated to the Bemis subordinated debt securities or Bemis subordinated debt guarantees in rights of payment or upon liquidation.

        Because of the subordination provisions described above, some of the general creditors of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, may recover proportionately more than holders of the Bemis subordinated debt securities or Bemis subordinated debt guarantees if the assets of Bemis, Amcor plc, AFUI, Amcor UK or Amcor Pty Ltd, as the case may be, are distributed as a result of insolvency or bankruptcy. The Bemis subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Bemis subordinated debt indenture. See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Bemis and any applicable Bemis subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Bemis subordinated debt securities.

Guarantees

        Under each guarantee, the applicable guarantor will unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the applicable indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

        The obligations of each guarantor under the guarantees will be unconditional, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the applicable guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the applicable issuer.

Conversion Rights

        An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into ordinary shares of Amcor plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the applicable issuer's option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Governing law

        The indentures, and any debt securities and related guarantees that the applicable issuers and the applicable guarantors may, from time to time, issue, will be governed by and construed in accordance with the laws of the State of New York, but without regard to the principles of conflicts of laws of such State that would permit or require the application of the laws of a jurisdiction other than such State, provided, however, that all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor plc will be governed by and construed in accordance with the laws of the Bailiwick of Jersey, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by AFUI will be governed by and construed in accordance with the laws of the State of Delaware, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor UK will be governed by and construed in accordance with the laws of England and Wales, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor Pty Ltd will be governed by and construed in accordance with the laws of the Commonwealth of Australia and the State of Victoria and all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Bemis will be governed by and construed in accordance with the laws of Missouri.

Consent to service of process

        The indentures provide that each of the applicable issuers and the applicable guarantors have irrevocably designated CT Corporation as its authorized agent for service of process in any legal action or proceeding, arising out of or relating to the applicable indentures, and any debt securities or related guarantees that the applicable issuers and the applicable guarantors may, from time to time, issue, brought in any federal or state court in the Borough of Manhattan, The City of New York, New York, and the applicable issuers and the applicable guarantors will each irrevocably submit to the non-exclusive jurisdiction of such courts.

Concerning the Trustee

        Deutsche Bank Trust Company Americas is the Trustee under each indenture. Among other things, the indentures provide that the applicable issuers and the applicable guarantors will jointly and severally indemnify the Trustee, its directors, officers and employees against any claim, loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, bad faith or willful misconduct of the Trustee in connection with the acceptance or administration of the trust created by the applicable indenture.

Certain Definitions

        For purposes of this Description of Debt Securities and Guarantees:

        "Accounts" means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors' reports and, if applicable, auditors' reports) and notes attached to or intended to be read with any such consolidated financial statements.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, United States, London, United Kingdom, Sydney, Australia or Melbourne, Australia are required or authorized to be closed.

        "Change in Lease Accounting Standard" means, and shall be deemed to have occurred, as of the date of effectiveness of the FASB Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB AAS 16 (Leases).

        "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

        "Equity Interests" means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.

        "Finance Lease" means a "finance lease" in accordance with U.S. GAAP under FASB Accounting Standards Codification 840, Leases.

        "Group" means Amcor plc and its Subsidiaries taken as a whole.

        "Hedge Agreement" means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall not be a Hedge Agreement.

        "Indebtedness" means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

        "Lien" means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.

        "Limited Recourse Indebtedness" means Indebtedness incurred by the Company or any Subsidiary to finance the creation or development of a Project or proposed Project of the Company or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:

  (a)
  the Person (the "Relevant Person") in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against the Company or such Subsidiary, as applicable, or against the Project Assets of the Company or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of the Company or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and

  (b)
  the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, the Company or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against the Company or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, the Company or any Subsidiary, such that the Relevant Person's only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.

        "Person" means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Subsidiary" means, as of any date, any Subsidiary (including any Successor Person of such Subsidiary) that (i) accounts for greater than 5% of the consolidated total assets of the Company and its Subsidiaries as of such date, determined in accordance with U.S. GAAP, or (ii) accounted for greater than 5% of the consolidated revenues of the Company and its Subsidiaries for the immediately preceding fiscal year of the Company, determined in accordance with U.S. GAAP.

        "Project" means any project or development undertaken or proposed to be undertaken by the Company or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.

        "Project Assets" means (a) any asset or property of the Company or any Subsidiary relating to the creation or development of a Project or proposed Project of the Company or such Subsidiary, including any assets or property of the Company or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.

        "Subsidiary" means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its

Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "Total Tangible Assets" means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by the Company from any share capital issuance by the Company consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.

        "U.S. GAAP" means the generally accepted accounting principles in the United States.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

PLAN OF DISTRIBUTION

        We, AFUI, Amcor UK, Amcor Pty Ltd or Bemis may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  through underwriters, dealers or remarketing firms;

  •
  directly to one or more purchasers, including to a limited number of institutional purchasers;

  •
  through agents;

  •
  any combination of the distribution methods above; or

  •
  any other methods of distribution described in an applicable prospectus supplement.

        Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

        In addition, we, AFUI, Amcor UK, Amcor Pty Ltd or Bemis may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and that applicable prospectus supplement, sell securities covered by this prospectus and that applicable prospectus supplement. If so, the third party may use securities borrowed from us, AFUI, Amcor UK, Amcor Pty Ltd or Bemis or others to settle such sales and may use securities received from us to close any related short positions. We, AFUI, Amcor UK, Amcor Pty Ltd or Bemis may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and that applicable prospectus supplement.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in any applicable prospectus supplement or supplements and will include, among other things:

  •
  the type of and terms of the securities offered;

  •
  the price of the securities;

  •
  the proceeds to us from the sale of the securities;

  •
  the names of the securities exchanges, if any, on which the securities are listed;

  •
  the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

  •
  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  •
  any discounts or concessions which may be allowed or reallowed or paid to dealers.

        If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in any applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in any applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

        Securities may also be offered and sold, if so indicated in any applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us, AFUI, Amcor UK, Amcor Pty Ltd or Bemis and its compensation will be described in any applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

        The securities may be sold directly by us, AFUI, Amcor UK, Amcor Pty Ltd or Bemis or through agents designated by us from time to time. In the case of securities sold directly by us, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us, AFUI, Amcor UK, Amcor Pty Ltd or Bemis to such agents, will be set forth in any applicable prospectus supplement. Unless otherwise indicated in any applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        We, AFUI, Amcor UK, Amcor Pty Ltd or Bemis may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement or supplements relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

        Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, AFUI, Amcor UK, Amcor Pty Ltd and/or Bemis, to indemnification by us, AFUI, Amcor UK, Amcor Pty Ltd and/or Bemis against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

        Unless otherwise indicated in any applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market. We, AFUI, Amcor UK, Amcor Pty Ltd or Bemis, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in any applicable prospectus supplement, neither we, AFUI, Amcor UK, Amcor Pty Ltd nor Bemis shall be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

EXPERTS

        The consolidated financial statements of Amcor plc as of June 30, 2019 and for the year ended June 30, 2019 incorporated in this prospectus by reference to Amcor plc's Current Report on Form 8-K filed on March 9, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Amcor plc (formerly known as Amcor Limited) as of June 30, 2018 and for each of the two years in the period ended June 30, 2018 incorporated in this prospectus by reference to Amcor plc's Current Report on Form 8-K filed on March 9, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Bemis Company, Inc. incorporated in this prospectus by reference to Bemis Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Sidley Austin, Sydney, Australia, as to certain matters of New York law, Armstrong Teasdale, as to certain matters of Missouri law, Ogier (Jersey) LLP, as to certain matters of Jersey law, Gilbert + Tobin, Sydney, Australia, as to certain matters of Australian law, and Sidley Austin LLP, London, United Kingdom, as to certain matters of English law.

Amcor UK Finance plc

€500,000,000 1.125% Senior Notes due 2027
With full and unconditional guarantees as to payment of
principal and interest by each of

Amcor plc
Amcor Finance (USA), Inc.
Amcor Pty Ltd
Bemis Company, Inc.

PROSPECTUS SUPPLEMENT

J.P. Morgan
BNP PARIBAS	HSBC	MUFG
BofA Securities	Citigroup	Wells Fargo Securities

June 16, 2020